                                                                     EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL CITY CORPORATION



         The present name of the Corporation is National City Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 17, 1972. The within Restated Cer-tificate of Incorporation of the Corporation was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the pro-visions of Sections 245 and 242 of the General Corporation Law of the State of Delaware.

         FIRST.  The name of the Corporation is National City Corporation.

         SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, fifty million (50,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value.

         Each of the shares of Common Stock, par value $8.00 per share, of the Corporation hereto authorized and now outstanding hereby is changed and con-verted into one share of Common Stock, par value $4.00 per share. The stated capital of the Corporation shall be the same immediately after such change and conversion as it was immediately prior thereto.

         A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participa-ting, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms, is as follows:

      A. Preferred Stock:

         Shares of Preferred Stock may be issued from time to time in one or more series.

         The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article Fourth, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, provided, however, that in no event shall any holder of any series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by him, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.

      B. Common Stock:

         Subject to all of the preferences and rights of the Preferred Stock or a series thereof that may be fixed by a resolution or resolutions of the Board of Directors, (i) dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends, and (ii) each share of Common Stock will be entitled to one vote on all matters.

         FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

         SIXTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, we have hereunto set our respective hands this 7th day of May, 1984.

                                          NATIONAL CITY CORPORATION


                                         By /s/ Julien L. McCall
                                         ------------------------------------
                                         Julien L. McCall
                                         Chairman of the Board


                                         Attest /s/ David W. Hart
                                               ------------------------------
                                               David W. Hart, Secretary

                                              RECEIVED FOR RECORD
                                              JUNE 4, 1984
                                              LEO J. DUGAN, JR., RECORDER

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                       ---------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JULY, A.D. 1984, AT 10 O'CLOCK A.M.









                                       /s/ Edward J. Freel
                                       ------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:  8779749

                                                 DATE:  11-26-97


[Seal of Secretary of State of Delaware]
0784371  8100
971405379

                           CERTIFICATE OF CORRECTION

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL CITY CORPORATION

                         -----------------------------



         NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY, pursuant to Section 103(f) of the General Corporation Law of the State of Delaware:

         FIRST: That on May 21, 1984, an officer of the Corporation filed with the Secretary of State of the State of Delaware on behalf of the Corporation a Restated Certificate of Incorporation dated May 7, 1984, the purpose of which was to effect an Amendment to the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, which Amendment had been duly proposed by the Directors of the Corporation and duly adopted by the stockholders of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         SECOND: That the Restated Certificate of Incorporation dated May 7, 1984 and filed on May 21, 1984 is an inaccurate record of the corporate action referred to therein to the extent that it states that it was duly adopted in such form by the Board of Directors and stockholders of the Corporation in accordance with provisions of Delaware law, when in fact the Board of Directors and stockholders of the Corporation had, respectively, duly proposed and adopted an Amendment to the Restated Certificate of Incorporation dated March 12, 1973. The Board of Directors and stockholders of the Corporation did not adopt in such form nor authorize the filing of the Restated Certificate of Incorporation dated May 7, 1984. The Corporation was authorized to file a Certificate of Amendment of the Restated Certificate of Incorporation, setting forth the Amendment and certifying that it had been duly adopted. Attached hereto as Exhibit A is a Certificate of Amendment of the Restated Certificate
         of Incorporation dated March 12, 1973, which is the corrected form of the instrument that was filed on May 21, 1984.

         IN WITNESS WHEREOF, William R. Robertson, Executive Vice-President of the Corporation, and David W. Hart, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereunto on July 17, 1984.



                                       NATIONAL CITY CORPORATION



                                      By /s/ William R. Robertson
                                        ---------------------------------
                                         William R. Robertson,
                                         Executive Vice-President


[Seal]


                                      Attest /s/ David W. Hart
                                            ------------------------------
                                            David W. Hart, Secretary

                                                                       EXHIBIT A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                          ---------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Directors of the Corporation was duly called and held on February 27, 1984, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 23, 1984.

         SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held on April 23, 1984, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation dated March 12, 1973, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973 reads in its entirety as follows:

                  "FOURTH. The Corporation is authorized to issue a total of fifty-five million (55,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, fifty million (50,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

         IN WITNESS WHEREOF, William R. Robertson, Executive Vice-President of the Corporation, and David W. Hart, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 7, 1984.

                                              NATIONAL CITY CORPORATION

                                              By /s/ William R. Robertson,
                                                -----------------------------
                                                William R. Robertson,
                                                Executive Vice-President


[Seal]


                                              Attest /s/  David W. Hart
                                                   ---------------------------
                                                   David W. Hart, Secretary

                                STATE OF DELAWARE                        PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                       ----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 1984, AT 10 O'CLOCK A.M.



                                           /s/ Edward J. Freel
                                           --------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:
                                                                8779750
[SEAL of the Secretary of                  DATE:            11-26-97
State of Delaware]
0784371  8100
971405379

                           CERTIFICATE OF DESIGNATION

                             RIGHTS AND PREFERENCES

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                           NATIONAL CITY CORPORATION

                           --------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly held on July 23, 1984, duly adopted a resolution providing for the designation, powers, preferences, and rights, and the qualifications, limitations and/or restrictions thereof, of the Series A Convertible Preferred Stock of the Corporation, which resolution is as follows:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation is hereby created, such series of Preferred Stock to be designated Series A Convertible Preferred Stock, to consist of 2,668,928 shares, without par value, of which the powers, preferences, and rights, and the qualifications, limitations and/or restrictions thereof, shall be as follows:

1.       DESIGNATION OF SERIES AND NUMBER OF SHARES.

         The series of Preferred Stock is designated "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock"), and the number of shares which shall constitute such series shall be 2,668,928 shares, without par value, which number may be increased or decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

2.       DIVIDENDS.

         A. The dividend rate for the Series A Convertible Preferred Stock shall be $3.70 per share per annum, payable quarterly on the first day of February, May, August and November in each year to holders thereof of record on the respective record dates fixed for the purpose by the Board of Directors or the Dividend Committee thereof in advance of payment of such dividend. Dividends shall accrue from November 9, 1984. The holders of Series A Convertible Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay thereon, but only as and when declared by the Board of Directors or the Dividend Committee thereof, out of funds legally available for the payment thereof, said cash dividends, and no more. Such dividends shall be cumulative and shall be deemed to accrue from day to day regardless of whether the Corporation shall have funds legally available for the payment of such dividends. Accumulations of dividends on any shares of Series A Convertible Preferred Stock will not bear interest.

         B. No full dividends shall be declared or paid or set apart for payment on the preferred shares of any series ranking, as to dividends, on a parity with or junior to the Series A Convertible Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series A Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Series A Convertible Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Series A Convertible Preferred Stock, all dividends declared and paid upon shares of the Series A Convertible Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Series A Convertible Preferred Stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Series A Convertible Preferred Stock and such series of other preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Convertible Preferred Stock and such other series of preferred shares bear to each other. Holders of shares of the Series A Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Convertible Preferred Stock.

         C. So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividend (other than a dividend in shares of Common Stock or in any other stock ranking junior to the Series A Convertible Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (B) above) shall be declared or paid or set aside for payment or other distribution declared or made upon shares of the Common Stock or upon any other stock ranking junior to or on a parity with the Series A Convertible Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series A Convertible Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Convertible Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A Convertible Preferred Stock shall have been paid for all past quarterly dividend periods.


3.       REDEMPTION.

         A. Redemption by Shares of Common Stock. Subject to the conditions set forth in this Section 3.A., the shares of the Series A Convertible Preferred Stock shall be redeemable for shares of Common Stock on or before November 9, 1989 at any time, in whole but not in part, at the option of the Corporation by vote of its Board of Directors. The redemption price under this Section 3.A. (hereinafter called "the Section 3.A. redemption price") shall be .98 of a share of Common Stock per share of Series A Convertible Preferred Stock plus, in each case, cash in an amount equal to all unpaid dividends whether or not earned or declared, accrued to the date fixed for redemption. The Section 3.A. redemption price and the dollar amount set forth below shall be subject to adjustment in accordance with the provisions of Section 5.C. The Corporation may redeem shares of Series A Convertible Preferred Stock for shares of Common Stock only if the ratio of the current market price per share of Common Stock, as defined in
Section 5.C.(c), on the date of mailing the notice of redemption, to $37.76, is equal to or exceeds a fixed ratio. In the first year after issuance, the fixed ratio shall be 140%, in the second year 130%, in the third year 120%, in the fourth year 115%, and in the fifth year 110%.

         B. Redemption for Cash. The Series A Convertible Preferred Stock shall be redeemable by the Corporation at any time after November 9, 1989 at $37 per share, plus accrued dividends (as defined below) to the redemption date on shares redeemed with funds legally available for such purpose and the Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Series A Convertible Preferred Stock at such time or times after the aforesaid date by paying therefor in cash the aforesaid amount, such sum being hereinafter referred to as the "redemption price"; provided, however, that less than all of the Series A Convertible Preferred Stock may be redeemed only after full cumulative and current dividends, with respect to Series A Cumulative Preferred Stock, have either been paid or set aside for payment. If less than all of the outstanding shares of Series A Convertible Preferred Stock are to be called for redemption, the shares to be redeemed shall be selected by whichever of the following methods the Board of Directors shall choose: by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors.

         C. Redemption Procedure. Not more than sixty (60) days and not less than forty (40) days prior to the redemption date, notice of the proposed redemption shall be mailed to the holders of record of the Series A Convertible Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his last known post office address shown on the records of the Corporation, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the date of redemption stated in such notice (hereinafter sometimes referred to as the "redemption date"), each holder of Series A Convertible Preferred Stock called for redemption shall surrender his certificate(s) for such stock to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been given as aforesaid, and if on or before the redemption date funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then, notwithstanding that the certificates representing any shares of Series A Convertible Preferred Stock so called for redemption shall not have been surrendered, the dividends thereon shall cease to accrue after the redemption date, and all rights with respect to the shares so called for redemption shall forthwith after such redemption date cease, except only the right of the holders to receive the redemption price without interest. If such notice of redemption of all or any part of the Series A Convertible Preferred Stock shall have been mailed as aforesaid and the Corporation shall thereafter deposit money for the payment of the redemption price pursuant thereto with any bank or trust company (hereinafter referred to as the "depository"), including any subsidiary of the Corporation, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the redemption price (without interest but including accrued dividends to the redemption date) from the depository upon endorsement, if required, and surrender of the certificates thereof; provided, however, that no then existing right of conversion with respect to such shares shall be impaired by such deposit. Any moneys so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the date of such deposit shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive, from time to time, from the depository the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of six (6) years from the redemption date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

4.       LIQUIDATION PREFERENCE.

         The amount payable on the Series A Convertible Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Corporation shall be $37 per share, plus accrued dividends to the date fixed for payment of distributable amounts on the Series A Convertible Preferred Stock. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series A Convertible Preferred Stock shall be entitled, before any distribution shall be made to the holders of Common Stock or of any other class of stock junior to the Series A Convertible Preferred Stock, to be paid the full preferential amount of $37 per share, but the holders of such Series A Convertible Preferred Stock shall not be entitled to any further payment. If upon such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be insufficient to permit the payment to the holders of all outstanding shares of Preferred Stock of the Corporation of all series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably in respect of all outstanding shares of Preferred Stock of the Corporation of all series in proportion to the full preferential amount to which each such share is entitled.

5.       CONVERSION.

         A. Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Convertible Preferred Stock shall have the right, at their option, at any time and from time to time, to convert all or any fully paid and nonassessable shares of the Series A Convertible Preferred Stock into Common Stock at the rate of ninety-eight one hundredths (.98) of a share of Common Stock for each share of Series A Convertible Preferred Stock surrendered for conversion; provided that the right to convert any shares of Series A Convertible Preferred Stock called for redemption shall terminate at the close of business on the fifth day prior to the date fixed for such redemption unless default shall be made in the payment of the redemption price, and upon any liquidation, dissolution or winding-up of the affairs of the Corporation such right of conversion shall terminate at the close of business on the fifth day prior to the date fixed for payment of distributable amounts on the Series A Convertible Preferred Stock. Upon conversion, no payment or adjustment shall be made for dividends on the Series A Convertible Preferred Stock surrendered for conversion or the Common Stock issued on conversion.

         B. Each holder of Series A Convertible Preferred Stock desiring to exercise his right of conversion shall deliver to the Corporation written notice of his election to convert, and shall surrender to the Corporation the certificates for the shares of Series A Convertible Preferred Stock to be converted (properly endorsed or assigned for transfer if the Board of Directors of the Corporation shall so require). Upon receipt by the Corporation of any such notice of election to convert Series A Convertible Preferred Stock and upon surrender of the certificates therefor, the Corporation shall, as soon as practicable, execute and deliver to the converting holder of Series A Convertible Preferred Stock certificates for the number of full shares of Common Stock to which he is entitled upon conversion, together with a cash payment in lieu of any fraction of a share as hereinafter provided. If more than one stock certificate for Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. For all purposes, the rights of a converting holder of Series A Convertible Preferred Stock as such holder shall cease, and the person or person in whose name or names the certificates for Common Stock issuable upon such conversion are to be issued shall be deemed to have become the record holder or holders of such Common Stock at the close of business on the day on which delivery of such notice or the surrender of the certificates for such shares (whichever shall last occur) shall be made.

         C. The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                  (a) In case the Corporation shall (i) distribute to the holders of its Common Stock any dividend payable in shares of Common Stock of the Corporation, (ii) subdivide its outstanding Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of each share of Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of such share the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any of the events described above had such share of Series A Convertible Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events described above shall occur. An adjustment made pursuant to this Section 5.C(a) shall become effective retroactively immediately after the record date in the case of a dividend payable in shares of Common Stock and immediately after the effective date in the case of a subdivision or combination of shares.

                  (b) In case the Corporation shall issue to the holders of its Common Stock as a class any rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the current market price (as hereinafter defined) of Common Stock at the record date mentioned below, in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of each share of Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion a number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock was theretofore convertible by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding on said record date plus the number of additional shares of Common Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding on said record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the current market price per share of the Common Stock at such record date. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                  (c) For the purpose of any computation under this Section 5, the current market price per share of Common Stock at any time shall be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the time in question. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as quoted by the National Association of Securities Dealers, Inc. National Market List or on the principal national securities exchange, if any, on which the Common Stock is listed or admitted to trading.

                  (d) No adjustment in the number of shares of Common Stock into which any share of Series A Convertible Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/100 of a share in the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock is then convertible; provided, however, that any adjustments which by reason of this subclause (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (e) In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Convertible Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in, and other adjustments of, the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Series A Convertible Preferred Stock.

                  (f) Whenever any adjustment is made in the conversion rate(s) as herein required, the Corporation shall forthwith cause to be mailed to the holders of record of the outstanding shares of Series A Convertible Preferred Stock at their addresses as shown on the books of the Corporation a statement describing in reasonable detail the adjustment and the method of calculation used.

         D. Upon any conversion, fractional shares of Common Stock shall not be issued but any fractional share of Common Stock shall be adjusted in cash (to the nearest 1/100 of a share) on the basis of the current market price per share of Common Stock as defined in Section 5.C.(c) hereof on the date the shares are surrendered for conversion unless the Board of Directors shall determine to adjust them by the issuance of fractional scrip certificates or in some other manner.

         E. The Corporation shall at all times reserve and keep available out of its authorized shares the full number of shares of Common Stock into which all shares of Series A Convertible Preferred Stock from time to time outstanding are convertible.

         F. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of Common Stock on conversion, provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of Common Stock in names other than those in which the Series A Convertible Preferred Stock surrendered for conversion may stand.

         In the event that:

                  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

                  (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale, lease or conveyance of all or substantially all of the assets of the Corporation to another corporation occurs; or

                  (iv) the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation occurs;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of Series A Convertible Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up is to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up.

6.       VOTING RIGHTS.

         A. The holders of Series A Convertible Preferred Stock shall, subject to the provisions of the Restated Certificate of Incorporation and By-Laws of the Corporation and the statutes of the State of Delaware relating to the fixing of a record date, be entitled to one vote for each share of Series A Convertible Preferred Stock held by them respectively, for the election of Directors and for any other purposes, and, except as otherwise provided herein or required by law, the holders of the Series A Convertible Preferred Stock and the holders of Common Stock of the Corporation shall vote together as one class on all matters.

          B. During any period in which dividends on the Series A Convertible Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of the Series A Convertible Preferred Stock, voting together as a class with the holders of any other series of Preferred Stock who are similarly entitled to vote, will have the right to elect two directors which two directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Restated Certificate of Incorporation of the Corporation.

         C. The approval of a majority of the outstanding shares of Series A Convertible Preferred Stock voted together as a class with all other issued and outstanding shares of any other series of Preferred Stock ranking on a parity with the Series A Convertible Preferred Stock and similarly entitled to vote shall be required in order to amend the Restated Certificate of Incorporation of the Corporation to affect adversely the rights of the holders of the Series A Convertible Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series A Convertible Preferred Stock and similarly entitled to vote or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series A Convertible Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series A Convertible Preferred Stock;

provided, however, that no such approval shall be required unless an aggregate of at least 50% of the shares of Series A Convertible Preferred Stock and shares of any other series of Preferred Stock ranking on a parity with the Series A Convertible Preferred Stock similarly entitled to vote is issued and outstanding at such time, subject to adjustment in the manner indicated in Section 5.C.(a) hereof to avoid dilution or concentration of voting power.

7.       NO PREEMPTIVE RIGHTS.

         The holders of Series A Convertible Preferred Stock shall have no preemptive rights, and no holders of Series A Convertible Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion may from time to time determine.

8.       ACCRUED DIVIDENDS.

         The term "accrued dividends" or "dividends accrued," wherever used with reference to the Series A Convertible Preferred Stock in the Restated Certificate of Incorporation of the Corporation, shall be deemed to mean an amount which shall be equal to dividends thereon at the rate of $3.70 per annum computed from the date on which such dividends began to accrue on such shares to the date to which dividends are stated to accrue, less the aggregate amount of dividends theretofore paid thereon.

9.       PRIORITY.

         Any reference in the Restated Certificate of Incorporation or in any Certificate of Designation filed by the Corporation as contemplated in the Restated Certificate of Incorporation to a class of stock ranking prior to or on a parity with the Series A Convertible Preferred Stock shall be deemed to refer to such classes of Stock, respectively, ranking prior to or on a parity with the Series A Convertible Preferred Stock in respect of dividends or distribution of assets on liquidation.

                  FURTHER RESOLVED, that the preferences of each share of Series A Convertible Preferred Stock with respect to dividend payments and distributions upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of the shares of Adjustable Rate Cumulative Preferred Stock of the Corporation from time to time outstanding in every respect.

                  FURTHER RESOLVED, that the proper officers of the Corporation file a copy of the foregoing resolutions with the Secretary of State of Delaware in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, NATIONAL CITY CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman and its Secretary this 7th day of November, 1984.

                                             /s/ Julien L McCall
                                             --------------------------------
                                              Julien L McCall, Chairman


[SEAL]

/s/ David W. Hart
-------------------------------------------
David W. Hart, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                      -----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 1984, AT 10:01 O'CLOCK A.M.








                                       /s/ Edward J. Freel
                                       ------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION: 8779751

                                       DATE:  11-26-97

[Seal of the Secretary of the state of Delaware]

0784371  8100
971405379

                           CERTIFICATE OF DESIGNATION

                             RIGHTS AND PREFERENCES

                                     OF THE

                   ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK

                          OF NATIONAL CITY CORPORATION

                       ----------------------------------



         NATIONAL CITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting duly held on July 23, 1984, duly adopted a resolution providing for the designation, powers, preferences, and rights, and the qualifications, limitations and/or restrictions thereof, of the Adjustable Rate Cumulative Preferred Stock of the Corporation, which resolution is as follows:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation is hereby created, such series of Preferred Stock to be designated Adjustable Rate Cumulative Preferred Stock, to consist of 12,000 shares, without par value, of which the powers, preferences, and rights, and the qualifications, limitations and/or restrictions thereof, shall be as follows:

1.       DESIGNATION OF SERIES AND NUMBER OF SHARES.

         The series of Preferred Stock is designated "Adjustable Rate Cumulative Preferred Stock" (the "Adjustable Rate Preferred Stock"), and the number of shares which shall constitute such series shall be 12,000 shares, without par value, which may be issued in fractional shares, each representing one-fiftieth of a share of Adjustable Rate Preferred Stock.

2.       DIVIDENDS.

                  (1) Dividends on the shares of the Adjustable Rate Preferred Stock shall be payable for each quarterly dividend period (hereinafter referred to individually as a "Dividend Period" and collectively as "Dividend Periods") which Dividend Periods shall commence on March 1, June 1, September 1 and December 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period, at a rate per annum of the Stated Value (as defined in paragraph (8) of this Section 2) equal to the Applicable Rate (as defined in paragraph (2) of this Section 2) in respect of such Dividend Period. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, on the first day of March, June, September and December of each year. Each such dividend shall be paid to the holders of record of shares of Adjustable Rate Preferred Stock as they appear on the stock register of the corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors or by a committee of said Board of Directors duly authorized to fix such date.

         (2) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period shall be equal to 2.00% less than the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                  (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be equal to 2.00% less than the higher of whichever two of such Rates can be so determined;

                  (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate for such Dividend Period shall be equal to 2.00% less than whichever such Rate can be so determined; or

                  (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for the Dividend Period for which the Applicable Rate on this Adjustable Rate Preferred Stock is being determined.

Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 6.00% per annum or greater than 13.00% per annum.

         (3) Except as provided below in this paragraph, the "Treasury Bill Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as hereinafter defined) as provided below) for three-month U.S. Treasury Bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of February, May, August or November, as the case may be, prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury Bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury Bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, then the

Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

         (4) Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of February, May, August or November, as the case may be, prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities as hereinafter defined) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

         (5) Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of February, May, August or November, as the case may be, prior to the Dividend Period for which the dividend rate on the Adjustable Rate Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

         (6) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

         (7) The Applicable Rate with respect to each Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause notice of each Applicable Rate for a new dividend period to be enclosed with the dividend payment checks next mailed to the holders of shares of the Adjustable Rate Preferred Stock.

         (8) For purposes of this Section 2, the term:

                           (i) "Calendar Period" shall mean fourteen calendar
                  days;

                           (ii) "Special Securities" shall mean securities which
                  can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                           (iii) "Ten Year Average Yield" shall mean the average
                  yield to maturity for actively traded marketable U.S.
                  Treasury fixed interest rate securities (adjusted to constant maturities of ten years);

                           (iv) "Twenty Year Average Yield" shall mean the
                  average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years); and

                           (v) "Stated Value" shall mean $2500 per share.

         (9) No full dividends shall be declared or paid or set apart for payment on the preferred shares of any series ranking, as to dividends, on a parity with or junior to the Adjustable Rate preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Adjustable Rate Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Adjustable Rate Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Adjustable Rate Preferred Stock, all dividends declared and paid upon shares of the Adjustable Rate Preferred Stock and any other series of preferred shares ranking on a parity as to dividends with the Adjustable Rate Preferred Stock shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Adjustable Rate Preferred Stock and such series of other preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Adjustable Rate Preferred Stock and such other series of preferred shares bear to each other. Holders of shares of the Adjustable Rate Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Adjustable Rate Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Adjustable Rate Preferred Stock which may be in arrears.

                  (10) So long as any shares of the Adjustable Rate Preferred Stock are outstanding, no dividend (other than a dividend in shares of Common Stock or in any other stock ranking junior to the Adjustable Rate Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (9) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon shares of the Common Stock or upon any other stock ranking junior to or on a parity with the Adjustable Rate Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Adjustable Rate Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Adjustable Rate Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Adjustable Rate Preferred Stock shall have been paid for all past Dividend Periods.

                  (11) Dividends payable on the Adjustable Rate Preferred Stock for each full Dividend Period shall be computed by multiplying the Applicable Rate by the Stated Value and dividing by four. Dividends payable on the Adjustable Rate Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360-day year of 30-day months and the actual number of days elapsed in the period for which payable.

3.       Redemption.

                  (1) The shares of the Adjustable Rate Preferred Stock shall not be redeemable prior to March 1, 1988. On or after March 1, 1988, the Corporation, at its option, may redeem shares of the Adjustable Rate Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price (i) in the case of any redemption on a redemption date occurring on or after March 1, 1988, and prior to March 1, 1993, of $2,575 per share and (ii) in the case of any redemption on a redemption date occurring on or after March 1, 1993, of $2,500.00 per share, plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

                  (2) In the event that fewer than all the outstanding shares of the Adjustable Rate Preferred Stock are to be redeemed the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                  (3) In the event the Corporation shall redeem shares of the Adjustable Rate Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be so redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Adjustable Rate Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  (4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Adjustable Rate Preferred Stock so called for redemption shall cease to accrue, said shares shall be deemed no longer to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (5) Any shares of the Adjustable Rate Preferred Stock which shall at any time have been redeemed shall, after such redemption, subject to any applicable provisions of the laws of the State of Delaware, be restored to the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors and shall not be available for reissue as shares of Adjustable Rate Preferred Stock.

                  (6) Notwithstanding the foregoing provisions of this Section 3, if any dividends on the Adjustable Rate Preferred Stock are in arrears, no shares of the Adjustable Rate Preferred Stock shall be redeemed unless all outstanding shares of Adjustable Rate Preferred Stock are simultaneously redeemed, and neither the Corporation nor any subsidiary thereof shall purchase or otherwise acquire any shares of the Adjustable Rate Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Adjustable Rate Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Adjustable Rate Preferred Stock.

4.       CONVERSION OR EXCHANGE.

         The holders of shares of the Adjustable Rate Preferred Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

5.       VOTING RIGHTS.

         The holders of Adjustable Rate Preferred Stock shall be entitled at all times to one vote for each share and, except as otherwise required by law, the holders of shares of Adjustable Rate Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters. No adjustment of the voting rights of holders of shares of Adjustable Rate Preferred Stock shall be made upon (nor shall their voting powers, rights or preferences be deemed to be adversely affected by) the issuance of additional shares of Common Stock, whether as a share dividend, to effect a split of the common shares, for a consideration or otherwise.

6.       LIQUIDATION PREFERENCE.

         Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Adjustable Rate Preferred Stock shall be entitled to receive and be paid for each share out of the assets of the Corporation (whether capital or surplus) the sum of Two Thousand Five Hundred Dollars ($2,500) together with an amount equal to the accrued and unpaid dividends thereon to the date of payment, before any distribution of the assets shall be made to the holders of shares of Common Stock or of any other class of stock junior to the Adjustable Rate Preferred Stock; but the holders of shares of Adjustable Rate Preferred Stock shall be entitled to no further participation in such distribution.

         If upon such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be insufficient to permit the payment to the holders of all outstanding shares of Preferred Stock of the Corporation of all series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably in respect of all outstanding shares of Preferred Stock of the Corporation of all series in proportion to the full preferential amount to which each such share is entitled.

                  FURTHER RESOLVED, that the preferences of each share of Adjustable Rate Cumulative Preferred Stock with respect to dividend payments and distributions upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of the shares of Series A Convertible Preferred Stock of the Corporation from time to time outstanding in every respect.

                  FURTHER RESOLVED, that the proper officers of the Corporation file a copy of the foregoing resolutions with the Secretary of State of Delaware in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, NATIONAL CITY CORPORATION has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman and its Secretary this 7th day of November, 1984.


                                      /s/ Julien L. McCall
                                      ---------------------------------------
                                      Julien L. McCall, Chairman



[SEAL]




/s/ David W. Hart
----------------------------------------
David W. Hart, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "BANCOHIO CORPORATION", A OHIO CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF NOVEMBER, A.D. 1984, AT 11:15 O'CLOCK A.M.


[SEAL OF DELAWARE SECRETARY
OF STATE'S OFFICE]

                                /s/ Edward J. Freel
                                -----------------------------------
                                Edward J. Freel, Secretary of State

                                AUTHENTICATION:      8779752

                                DATE:                11-26-97

0784371  8100M
971405379

                             CERTIFICATE OF MERGER

                                       OF

                              BANCOHIO CORPORATION

                                      INTO

                           NATIONAL CITY CORPORATION


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY THAT:


         FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

         Name                                  State of Incorporation
         ----                                  ----------------------

         BancOhio Corporation                        Ohio

         National City Corporation                   Delaware

         SECOND: An Agreement and Plan of Merger dated as of March 28, 1984, as amended, by and between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The surviving corporation of the merger is National City Corporation.

         FOURTH: The Restated Certificate of Incorporation, as amended, of National City Corporation, a Delaware corporation, shall continue unchanged as the certificate of incorporation of the surviving corporation.

         FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1900 East Ninth Street, Cleveland, Ohio 44114.

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of BancOhio Corporation, the only constituent corporation which is not a corporation existing under the laws of the State of Delaware, immediately prior to the effective time of the merger consisted of a total of ten million eight hundred thousand (10,800,000) shares of stock divided into two classes, as follows: (i) ten million (10,000,000) Common Shares, par value of $6.66 2/3 per share and (ii) eight hundred thousand (800,000) shares of Preferred Stock, par value of $25.00 per share.

         IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be duly executed as of this 9th day of November, 1984.

                                          NATIONAL CITY CORPORATION



                                   By /s/ Julien L. McCall
                                     ------------------------------
                                     Julien L. McCall, Chairman


Attest:

/s/ David W. Hart
----------------------------
David W. Hart, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                       ---------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 1987, AT 9 O'CLOCK A.M.







                                        /s/ Edward J. Freel
         [SEAL OF THE                  ------------------------------------
      SECRETARY'S OFFICE               Edward J. Freel, Secretary of State
      STATE OF DELAWARE]
                                       AUTHENTICATION:   8779753

                                       DATE:             11-26-97


0784371  8100
971405379

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                       ---------------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Directors of the Corporation was duly called and held on February 23, 1987, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth, and the addition of a new Article Seventh, of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, declaring the advisability of such proposed Amendments, and directing that such proposed Amendments be considered at the annual meeting of stockholders to be held on April 27, 1987.

         SECOND: That thereafter a meeting of the stockholders of the Corporation was duly called and held on April 27, 1987, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation dated March 12, 1973, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation dated March 12, 1973 reads in its entirety as follows:

                  "FOURTH. The Corporation is authorized to issue a total of one hundred fifty-five million (155,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, one hundred fifty million (150,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

         THIRD: That at the same meeting the stockholders, acting pursuant to
Section 242 of the General Corporation Law of the State of Delaware, duly adopted a new Article Seventh to the Restated Certificate of Incorporation of the Corporation dated March 12, 1973, which new Article reads in its entirety as follows:

                  "SEVENTH: No director or former director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         IN WITNESS WHEREOF, William R. Robertson, Vice Chairman of the Corpora-tion, and Theodore W. Jones, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 7, 1987.



                                         NATIONAL CITY CORPORATION

                                         By /s/   William R. Robertson
                                           --------------------------------
                                           William R. Robertson
                                           Vice Chairman

 (Seal)



                                         Attest  /s/ Theodore W. Jones
                                               ----------------------------
                                               Theodore W. Jones,
                                               Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                       ----------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGE "BUCKEYE FINANCIAL CORPORATION", A OHIO CORPORATION, WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF JANUARY, 1991, AT 12 O'CLOCK P.M.





                                    /s/ Edward J. Freel
                                    -----------------------------------
       [SEAL OF THE                 Edward J. Freel, Secretary of State
     SECRETARY OF STATE
      OF DELAWARE]                  AUTHENTICATION: 8779754

                                    DATE: 11-26-97



0784371 8100M
971405379

                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE
                                                                            ----
TABLE OF DISCLOSURE LETTERS ................................................ (v)

ARTICLE I - THE MERGER AND RELATED MATTERS .................................  2

         1.01     The Merger ...............................................  2
         1.02     Effective Time ...........................................  2
         1.03     Effect of the Merger .....................................  3
         1.04     Additional Actions .......................................  4
         1.05     Certificate of Incorporation and
                  By-Laws ..................................................  4
         1.06     Registered Office ........................................  4
         1.07     Directors and Officers ...................................  5
         1.08     Service of Process .......................................  5
         1.09     Statutory Agent ..........................................  5


ARTICLE II - CONVERSION OF SECURITIES ......................................  6
         2.01     Shares of the Surviving Corporation ......................  6
         2.02     No Conversion of NCC Common ..............................  6
         2.03     Conversion of Buckeye Common;
                  Cancellation of Options ..................................  6
         2.04     Exchange Agent ...........................................  8
         2.05     No Fractional Shares .....................................  8
         2.06     Rights of Buckeye Shareholders ...........................  8
         2.07     Exchange ................................................. 10
         2.08     Closing of Stock Transfer Books .......................... 11
         2.09     Changes in NCC Common .................................... 12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF NCC ........................ 12
         3.01     Corporate Organization, Capacity and
                  Authority ................................................ 12
                  (a)   Organization ....................................... 12
                  (b)   The NCC Subsidiaries ............................... 13
                  (c)   Power and Authority ................................ 13
         3.02     Corporate Authorization .................................. 14
         3.03     Validity ................................................. 14
         3.04     Capitalization ........................................... 16
                  (a)   Capitalization of NCC .............................. 16
                  (b)   Shares to Be Issued ................................ 16
         3.05     Financial Statements ..................................... 16
         3.06     Litigation and Claims .................................... 18
         3.07     Compliance With Laws and Orders .......................... 18
         3.08     Stockholder Communications and
                  Agency Filings ........................................... 19
         3.09     Finder's Fee ............................................. 20
         3.10     Full Disclosure .......................................... 20

                                      (i)

                                                                            PAGE
                                                                            ----
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUCKEYE. .................... 21

         4.01     Corporate Organization, Capacity and Authority ........... 21
                  (a)      Organization .................................... 21
                  (b)      The Buckeye Subsidiaries ........................ 21
                  (c)      Organization of the Buckeye
                           Subsidiaries .................................... 22
                  (d)      Power and Authority ............................. 23
         4.02     Corporate Authorization .................................. 23
         4.03     Validity ................................................. 24
         4.04     Capitalization ........................................... 25
         4.05     Financial Statements ..................................... 27
         4.06     Repurchase Agreements .................................... 29
         4.07     Litigation and Claims .................................... 29
         4.08     Compliance with Laws and Orders .......................... 30
         4.09     Taxes .................................................... 31
         4.10     Shareholder Communications and
                  Agency Filings ........................................... 31
         4.11     Finder's Fee ............................................. 32
         4.12     Insurance ................................................ 32
         4.13     Absence of Certain Changes or Events ..................... 34
         4.14     Title to Properties ...................................... 37
         4.15     Books and Records ........................................ 38
         4.16     Permits, Authorizations, Etc. ............................ 38
         4.17     List of Properties, Contracts and
                  Other Data ............................................... 39
         4.18     Employee Benefit Plans ................................... 41
         4.19     Commitments .............................................. 44
         4.20     Loans .................................................... 45
         4.21     Transactions with Directors
                  or Officers .............................................. 47
         4.22     Hazardous Material ....................................... 48
         4.23     Environmental Laws and Permits ........................... 50
         4.24     Reports, Statements and Returns .......................... 51
         4.25     Liabilities .............................................. 51
         4.26     Full Disclosure .......................................... 51

ARTICLE V - CERTAIN COVENANTS .............................................. 52
         5.01     Mutual Covenants and Agreements .......................... 52
                  (a)      Regulatory Matters .............................. 52
                  (b)      Confidentiality ................................. 53
                  (c)      Preparation of Proxy Statement and
                           Registration Statement .......................... 54
                  (d)      Press Releases .................................. 56
                  (e)      Preservation of Business Organization ........... 56
                  (f)      Miscellaneous Agreements
                           and Consents .................................... 57

                                      (ii)

                                                                            PAGE
                                                                            ----

         5.02     Certain Covenants of NCC ................................. 58
                  (a)      Effectiveness of Registration
                           Statement ....................................... 58
                  (b)      Provision of Shares and Cash .................... 58
                  (c)      Employee Benefits ............................... 59
                  (d)      Listing on NYSE ................................. 59
                  (e)      Indemnification ................................. 59
                  (f)      Current Information ............................. 60

        5.03      Certain Covenants of Buckeye ............................. 60
                  (a)      No Settlements .................................. 60
                  (b)      Capital Stock ................................... 60
                  (c)      Other Negotiations .............................. 60
                  (d)      Other Actions ................................... 61
                  (e)      Distribution of Proxy Statement;
                           Shareholders' Approval .......................... 63
                  (f)      Compliance with the 1933 Act .................... 64
                  (g)      Current Information ............................. 64
                  (h)      ESOP ............................................ 65

ARTICLE VI - CLOSING MATTERS ............................................... 66
         6.01     The Closing .............................................. 66
         6.02     Documents and Certificates ............................... 67

ARTICLE VII - CONDITIONS OF CLOSING ........................................ 67
         7.01     Conditions to Obligations of NCC and
                  Buckeye .................................................. 67
                  (a)       Shareholder Approval ........................... 67
                  (b)       Governmental Approvals ......................... 67
                  (c)       Registration Effective ......................... 68
                  (d)       Listing on NYSE ................................ 68
                  (e)       Litigation ..................................... 68
         7.02     Conditions Applicable to Buckeye ......................... 68
                  (a)       Performance of this Agreement .................. 68
                  (b)       Accuracy of Representations and
                            Warranties ..................................... 69
                  (c)       No Material Adverse Change ..................... 69
                  (d)       Officers' Certificate Concerning
                            This Agreement ..................................69
                  (e)       Opinion of Counsel ..............................70
                  (f)       Change in Market Price ..........................70
         7.03     Conditions Applicable to NCC ..............................70
                  (a)       Performance of This Agreement ...................71
                  (b)       Accuracy of Representations and
                            Warranties ......................................71
                  (c)       Officers' Certificate Concerning
                            This Agreement ..................................71
                  (d)       Opinion of Counsel ..............................71
                  (e)       Release .........................................72

                                     (iii)

                                                                            PAGE

ARTICLE VIII - TERMINATION ...................................................72

8.01     Termination .........................................................72
         (a)      By Mutual Consent . ........................................72
         (b)      By NCC or Buckeye ..........................................73
         (c)      By NCC .....................................................73
         (d)      By Buckeye .................................................74
         (e)      Procedure Upon Termination .................................75
8.02     Expenses ............................................................75
8.03     Effect of Termination ...............................................76

ARTICLE IX - MISCELLANEOUS ...................................................76

9.01     Non-Survival of Representations
                  and Warranties .............................................76
9.02     Notices .............................................................76
9.03     Assignment ..........................................................78
9.04     Waiver ..............................................................78
9.05     Entire Agreement ....................................................79
9.06     Amendments, Supplements, Etc. .......................................79
9.07     Delegation ..........................................................80
9.08     Limitations on Rights of the Parties ................................80
9.09     Captions; Counterparts ..............................................81
9.10     Governing Law .......................................................81


INDEX TO DEFINITIONS .........................................................82



                                      (iv)

                           TABLE OF DISCLOSURE LETTERS
                           ---------------------------
NCC DISCLOSURE LETTER
---------------------

3.01(b)  The NCC Subsidiaries
3.03     Validity
3.05     Financial Statements
3.06     Litigation and Claims
3.07     Compliance with Laws and Orders




BUCKEYE DISCLOSURE LETTER
-------------------------


4.01(b)   The Buckeye Subsidiaries
4.01(c)   Organization of the Buckeye Subsidiaries
4.03      Validity
4.04(a)   Capitalization
4.05      Financial Statements
4.06      Repurchase Agreements
4.07      Litigation and Claims
4.08      Compliance with Laws and Orders
4.09      Taxes
4.12      Insurance
4.13      Absence of Certain Changes or Events
4.14      Title to Properties
4.16      Permits, Authorizations, Etc.
4.17      List of Properties, Contracts and Other Data
4.18      Employee Benefit Plans
4.19      Commitments
4.20      Loans
4.21      Transactions with Directors or Officers
4.22      Hazardous Material
4.23      Environmental Laws and Permits
4.25      Liabilities
5.03(d)   Other Actions









                                      (v)

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER dated as of March 1, 1990 (the "Agreement"), by and between National City Corporation ("NCC"), a Delaware corporation and registered bank holding company under the Bank Holding Company Act of 1956, 12 U.S.C. Section 1841, ET SEQ., as amended (the "BHCA"), and Buckeye Financial Corporation ("Buckeye"), an Ohio corporation and registered savings and loan holding company under Section 10 of the Home Owners' Loan Act of 1933, as amended (the "HOLA"),


                                  WITNESSETH:

         WHEREAS, NCC and Buckeye desire that Buckeye merge with and into NCC upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Board of Directors of NCC has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby and authorizing the execution and delivery of this Agreement; and

         WHEREAS, the Board of Directors of Buckeye has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby and authorizing the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, and intending to be legally bound hereby, NCC and Buckeye agree as follows:



                                   ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Buckeye shall be merged with and into NCC (the "Merger") under and pursuant to the provisions of Section 252 of the General Corporation Law of the State of Delaware (the "GCL") and Section 1701.79 of the Ohio Revised Code (the "ORC"), NCC shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Buckeye shall cease. The Surviving Corporation shall have the name "National City Corporation" and shall be governed by the laws of the State of Delaware. NCC and Buckeye are sometimes hereinafter referred to as the "Constituent Corporations."

         1.02 EFFECTIVE TIME. If this Agreement is approved and adopted by the shareholders of Buckeye as provided herein and in accordance with the ORC, the parties hereto have received all necessary approvals by appropriate governmental agencies of the transactions contemplated by this Agreement, and the Agreement is not terminated as permitted by the provisions of this Agreement, an executed counterpart of this Agreement, or a conformed copy hereof, together with duly executed certificates of adoption pursuant to Section

1701.81(A) of the ORC, shall be filed with the Secretary of State of the State of Ohio and the Certificate of Merger required by Section 252 of the GLC shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the later of the times at which such filings are made with the Secretaries of State of the States of Ohio and Delaware and become effective (the "Effective Time").

         1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the GCL and the ORC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: the separate corporate existence of NCC, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers certificates and franchises, shall continue unimpaired by the Merger; the title to all real estate and other property owned by each of the Constituent Corporations shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities of each of the Constituent Corporations; a proceeding pending against either Constituent Corporation may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, but such liens shall be limited to the property upon which there were liens immediately prior to the Effective Time.

         1.04 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Buckeye, or (b) otherwise carry out the purposes of this Agreement, Buckeye and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Buckeye or otherwise to take any and all such action.

         1.05 CERTIFICATE OF INCORPORATION AND BY-LAWS. From and after the Effective Time, the Restated Certificate of Incorporation and First Restatement of By-Laws, as amended, of NCC, as in effect immediately prior to the Effective Time, shall be the Restated Certificate of Incorporation and First Restatement of By-Laws, as amended, of the Surviving Corporation until thereafter amended as provided by law.

         1.06 REGISTERED OFFICE. The registered and principal office of the Surviving Corporation in Delaware is to be located at 1209 Orange Street, City of Wilmington, County of Newcastle, State of Delaware 19801, and The Corporation Trust Company shall be the registered agent of the Surviving Corporation at such address.

         1.07 DIRECTORS AND OFFICERS. The number, names and addresses of the directors and officers of NCC immediately prior to the Effective Time shall be the number, names and addresses of the directors and officers of the Surviving Corporation from and after the Effective Time until one or more new directors or officers are elected or appointed in accordance with applicable law.

         1.08 SERVICE OF PROCESS. The Surviving Corporation may be served with process in the State of Ohio in any proceeding for the enforcement of any obligation of Buckeye or NCC and in any proceeding for the enforcement of the rights of a dissenting shareholder of Buckeye against the Surviving Corporation, and the Secretary of State of Ohio is hereby irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding in the State of Ohio.

         1.09 STATUTORY AGENT. The Surviving Corporation desires to continue to transact business in the State of Ohio as a foreign corporation and hereby reaffirms the appointment of William R. Robertson, Deputy Chairman, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114, as its statutory agent with respect to any process, notice or demand.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.01 SHARES OF THE SURVIVING CORPORATION. The authorized number and par value of shares of all classes of capital stock of NCC immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Corporation from and after the Effective Time (until such time as changed by proper action).

         2.02 NO CONVERSION OF NCC COMMON. Each share of Common Stock, par value $4.00 per share, of NCC ("NCC Common") issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of Common Stock, par value $4.00 per share, of the Surviving Corporation from and after the Effective Time (until such time as changed by proper action).

         2.03 CONVERSION OF BUCKEYE COMMON; CANCELLATION OF OPTIONS. (a) At the Effective Time, each common share, without par value, of Buckeye ("Buckeye Common") then issued and outstanding, other than shares of Buckeye Common (i) held in the treasury of Buckeye, which shall not be considered as outstanding for purposes of this Agreement, (ii) held by NCC, (iii) held by any wholly-owned subsidiary of NCC or Buckeye (other than shares held in an agency or fiduciary capacity) or (iv) as to which the holder has commenced as of the Effective Time all procedures necessary through the Effective Time to assert dissenters' rights in accordance with the provisions of Section 1701.85 of the ORC ("Dissenting Shares"), shall be converted into the right to receive
0.2 share of NCC Common and $3.08 in cash. Each share of Buckeye Common held (A) in the treasury of Buckeye, (B) by NCC or (C) by any wholly-owned subsidiary of NCC or Buckeye (other than shares held in an agency or fiduciary capacity) immediately prior to the Effective Time shall, by virtue of the Merger, forthwith and without any action on the part of the holder thereof be cancelled and retired and all rights in respect thereof shall cease to exist. Holders of Dissenting Shares shall, upon the effectiveness of the Merger with respect to such Dissenting Shares, have only such rights, if any, as they may have pursuant to Sections 1701.84 and 1701.85 of the ORC, and any amounts required by Section 1701.85 to be paid to any holder of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.

         (b) Each option to purchase shares of Buckeye Common that remains outstanding and unexercised immediately prior to the Effective Time shall be cancelled and extinguished, and the holder thereof shall be entitled to receive, in lieu thereof, cash in an amount equal to the number of shares subject to such option multiplied by the difference between the per share option exercise price and $10.63.

         2.04 EXCHANGE AGENT. National City Bank, Cleveland, Ohio, or such other national or state bank selected by NCC, shall act as agent for purposes of mailing and receiving transmittal letters and distributing certificates for NCC Common and cash to the Buckeye shareholders (the "Exchange Agent").

         2.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of NCC Common shall be issued in the Merger. Each holder of shares of Buckeye Common who otherwise would have been entitled to a fraction of a share of NCC Common shall receive in lieu thereof cash in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of a share of NCC Common on the New York Stock Exchange (the "NYSE") at the close of business on the business day immediately prior to the Closing Date.

         2.06 RIGHTS OF BUCKEYE SHAREHOLDERS. At the Effective Time, each holder of an outstanding certificate or certificates for shares of Buckeye Common shall cease to have any rights as a shareholder of Buckeye, except such rights, if any, as such holder may have with respect to Dissenting Shares. Each such holder of an outstanding certificate or certificates for shares of Buckeye Common converted in the Merger, upon proper surrender of each such certificate (accompanied by a duly completed and executed letter of transmittal in the form to be sent to all former Buckeye shareholders and such other evidences of authority and documentation as NCC or the Exchange Agent may reasonably require) to the Exchange Agent, shall receive promptly in exchange for each such certificate, NCC Common and cash as provided by this Agreement, subject to any required withholding of taxes. Pending such surrender and exchange, such holder's certificate or certificates for shares of Buckeye Common shall be deemed for all corporate purposes, by virtue of the Merger and without any action on the part of the holder thereof, to evidence only the right to receive NCC Common and cash as provided by this Agreement. Unless and until any such outstanding certificates for shares of Buckeye Common shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of NCC Common as of any time subsequent to the Effective Time shall be paid to the holder of any outstanding certificate, and his or her other rights as a stockholder of NCC shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate for shares of NCC Common issued in exchange therefor (in addition to the cash paid to such holder as partial consideration for his or her shares of Buckeye Common as provided by this Agreement) the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of whole shares of NCC

Common represented by such certificate issued upon such surrender and exchange, and his or her other rights as a stockholder of NCC shall thereafter be restored. Neither NCC nor the Exchange Agent shall pay any applicable stock transfer taxes incurred by any shareholder in connection with the Merger.

         2.07 EXCHANGE. As soon as practicable at or after the Effective Time, the Exchange Agent shall distribute NCC Common and cash as provided by this Agreement. NCC shall deliver to the Exchange Agent the cash necessary and one or more certificates representing in the aggregate the number of shares of NCC Common to be delivered in connection with the Merger in sufficient time for the Exchange Agent to make such distribution. The obligation of NCC to exchange shares of NCC Common and cash for Buckeye Common and to distribute cash in lieu of fractional shares, as provided herein, shall not be discharged, reduced or otherwise affected by the failure of the Exchange Agent to make such exchanges and distributions for any reason whatsoever. The Exchange Agent shall not be entitled to vote or to exercise any rights of ownership with respect to the shares of NCC Common held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. One hundred eighty days following the Effective Time, the Exchange Agent shall deliver to NCC any shares of NCC Common and funds (including any interest received with respect thereto) which NCC has made available to the Exchange Agent and which have not been disbursed to holders of certificates representing shares of Buckeye Common, and thereafter such holders shall be entitled to look to the surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the shares of NCC Common and cash deliverable or payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of shares of Buckeye Common for any consideration paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.08 CLOSING OF STOCK TRANSFER BOOKS. The stock transfer books of Buckeye shall be closed at the close of business on the business day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of Buckeye Common which is not registered in the transfer of records of Buckeye, the consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if the certificate representing such Buckeye Common is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. NCC shall be entitled to rely upon the stock transfer books of Buckeye to establish the identity of those persons entitled to receive the consideration specified in this Agreement for their shares of Buckeye Common, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, NCC shall be entitled to deposit any consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such consideration.

         2.09 CHANGES IN NCC COMMON. If between the date of this Agreement and the Effective Time, the shares of NCC Common shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, pro rata rights offering, combination or exchange or shares, or if a stock dividend thereon shall be declared with a record date within said period, the number of shares of NCC Common deliverable pursuant to this Agreement shall be adjusted appropriately to preserve the consideration to be exchanged for the shares of Buckeye Common.


                                  ARTICLE III
                                  -----------

                     REPRESENTATIONS AND WARRANTIES OF NCC

         NCC hereby represents and warrants to Buckeye as follows:

         3.01 CORPORATE ORGANIZATION, CAPACITY AND AUTHORITY.

              (a) ORGANIZATION. NCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NCC is registered as a bank holding company under the BHCA. NCC has previously delivered to Buckeye true, correct and complete copies of the currently effective Restated Certificate of Incorporation and First Restatement of By-Laws, including all amendments and proposed amendments thereto.

              (b) THE NCC SUBSIDIARIES. Except for entities identified in a disclosure letter executed by NCC and dated and delivered by NCC to Buckeye as of the date hereof (the "NCC Disclosure Letter") (each such entity an "NCC Subsidiary" and collectively, the "NCC Subsidiaries"), and for entities owned by National City Capital Corporation, a licensed Small Business Investment Company, National City Venture Corporation, a venture capital company, and National City Community Development Corporation, a community development company, there is no corporation, bank, partnership, business trust, association or similar organization over which NCC has control, as defined in 12 U.S.C. Section 1841(a)
(2), or with respect to which more than five percent (5%) of any class of voting securities or other equity or beneficial interest is owned, directly or indirectly, by NCC exclusive of such securities held in an agency or fiduciary capacity. Each of the NCC Subsidiaries that is engaged in banking is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

              (c) POWER AND AUTHORITY. NCC has full power and authority to own, operate and lease its properties and to engage in the businesses and activities now conducted by NCC. NCC is duly qualified to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by NCC, or the nature of the business conducted by NCC, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole, and is in good standing in each jurisdiction in which NCC is so qualified to do business.

         3.02 CORPORATE AUTHORIZATION. NCC has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it hereunder. This Agreement has been duly and validly authorized, executed and delivered by NCC and constitutes NCC's valid and binding obligation enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

         3.03 VALIDITY. Except as disclosed in the NCC Disclosure Letter, and provided all filings required to be made and all approvals required to be received in connection with the transactions contemplated by this Agreement shall have been made and received, including, without limitation, the filings with the Federal Trade Commission and the Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Filings"), and the approvals of the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision of the Department of the Treasury, any successor thereto, or if applicable, its predecessor, the Federal Home Loan Bank Board (the "OTS"), and the Office of the Comptroller of the Currency (the "OCC"), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in the breach of, constitute a default under, result in a termination of or accelerate the performance provided by the terms of: any law; any rule or regulation of any government or agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which NCC may be subject; any material contract, instrument or commitment to which NCC or any NCC Subsidiary is a party or by which NCC or any NCC Subsidiary is bound or committed; or NCC's Restated Certificate of Incorporation or First Restatement of By-Laws, as amended. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute an event which could, or with the lapse of time or action by a third party could, result in any default under or modify any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of NCC's assets or properties or upon any of NCC's capital stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require any consent or approval under any such judgment, order, writ, decree, permit or license or the consent or approval of any other party to any such material contract, commitment or instrument, other than the required approvals of applicable regulatory authorities mentioned hereinabove.

         3.04 CAPITALIZATION.

              (a) CAPITALIZATION OF NCC. As of January 10, 1990, the authorized capital stock of NCC consists of a total of 155,000,000 shares of stock divided into two classes as follows: (i) 150,000,000 shares of NCC Common, of which 60,645,945 shares are issued and outstanding, 2,474,809 shares are reserved for issuance under employee stock option plans (options to purchase 1,814,453 of such shares have been granted and are outstanding), and (ii) 5,000,000 shares of Preferred Stock, without par value ("NCC, Preferred"), no shares of which are issued and outstanding. All the issued and outstanding shares of NCC Common are validly issued, fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any stockholder. As of the date of this Agreement, (A) NCC has no outstanding class of capital stock other than NCC Common and (B) except as aforesaid or as contemplated by this Agreement, there are no outstanding options, warrants, conversion rights, subscriptions, agreements or other commitments of any kind obligating or allowing NCC to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any outstanding restrictions, agreements or commitments of any kind to which NCC is a party or by which NCC is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock of NCC.

              (b) SHARES TO BE ISSUED. The shares of NCC Common to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of preemptive rights.

         3.05 FINANCIAL STATEMENTS. NCC has delivered to Buckeye the Consolidated Balance Sheets of NCC as at December 31 for each of the years 1989, 1988 and 1987 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Changes in Financial Position or Consolidated Statements of Cash Flows, as applicable, for each of the years then ended, together with the notes thereto, all as certified by Ernst & Young, independent public accountants (collectively, the "NCC Financial Statements"). The NCC Financial Statements fairly present the consolidated financial position of NCC as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and changes in financial position or cash flows, as applicable, for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis. Except for any liabilities or obligations referred to in this Agreement or set forth in the NCC Disclosure Letter, as of December 31, 1989, neither NCC nor any of the NCC Subsidiaries had any material liability or obligation, secured or unsecured (whether accrued, absolute, known, unknown, contingent or otherwise) not referred to, reflected or reserved against in the NCC Financial Statements.

         3.06 LITIGATION AND CLAIMS. Except as disclosed in the NCC Financial Statements or the NCC Disclosure Letter, as of the date hereof: (a) there are no claims of any kind, or any litigation, proceeding, arbitration or investigation pending affecting NCC or any NCC Subsidiary which, if decided adversely to NCC or any NCC Subsidiary, might have a material adverse effect on the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole; (b) to the best of NCC's knowledge, no such claim, litigation, proceeding, arbitration or investigation has been threatened; and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to NCC or any NCC Subsidiary as a result of the examination by any bank regulatory authority.

         3.07 COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in the NCC Disclosure Letter, (a) NCC and each NCC Subsidiary has complied with all laws, regulations and orders and governing instruments applicable to it and to the conduct of its business, except where the failure to so comply would not have a material adverse effect on the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole; and (b) neither NCC nor any NCC Subsidiary is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity, except where such default would not have a material adverse effect on the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole.

         3.08 STOCKHOLDER COMMUNICATIONS AND AGENCY FILINGS. NCC has filed all reports and registration statements required to be filed by NCC with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Company Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the "Securities Laws") for periods ending after December 31, 1986 (the "NCC Reports"), and the NCC Reports complied in all material respects with the Securities Laws. To the best of NCC's knowledge, at the time they were filed, none of the NCC

Reports contained any untrue statement of a material fact or omitted to state any material fact which made the statements contained therein in the aggregate, in light of the circumstances under which they were made, misleading. NCC has made all regulatory filings required to be made by NCC, except to the extent that all failures to so file would not have a material adverse effect on the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole.

         3.09 FINDER'S FEE. NCC has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker or investment advisor and has not incurred, and shall not incur, any obligation for any finder's, broker's or investment advisor's fee or commission in connection with the transactions contemplated by this Agreement.

         3.10 FULL DISCLOSURE. None of the information concerning NCC or the NCC Subsidiaries contained in this Agreement, the NCC Disclosure Letter and the exhibits hereto, or in any of the documents or instruments to be delivered by or on behalf of NCC to Buckeye as contemplated by any provision of this Agreement, or in any registration statement, proxy statement, information memorandum, prospectus or other document to be used in connection with the transactions contemplated hereby, or in any of the applications or documents to be filed with governmental agencies in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are or have been made, not misleading.


                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF BUCKEYE

         Buckeye hereby represents and warrants to NCC as follows:

         4.01 CORPORATE ORGANIZATION, CAPACITY AND AUTHORITY.

              (a) ORGANIZATION. Buckeye is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and it is registered as a savings and loan holding company under the HOLA. Buckeye has previously delivered to NCC true, correct and complete copies of the currently effective Articles of Incorporation and Regulations, including all amendments and proposed amendments thereto.

              (b) THE BUCKEYE SUBSIDIARIES. Except for entities identified in a disclosure letter executed by Buckeye and dated and delivered by Buckeye to NCC as of the date hereof (the "Buckeye Disclosure Letter") (each such entity a "Buckeye Subsidiary" and collectively, the "Buckeye Subsidiaries"), there is no corporation, bank, partnership, business trust, association or similar organization over which Buckeye has control, as defined in 12 U.S.C. Section 1730a(a)(2), or with respect to which more than five percent (5%) of any class of voting securities or other equity or beneficial interest is owned, directly or indirectly, by Buckeye exclusive of such securities held in an agency or fiduciary capacity.

              (c) ORGANIZATION OF THE BUCKEYE SUBSIDIARIES. Each of the Buckeye Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and, except as set forth in the Buckeye Disclosure Letter, all of the outstanding capital stock of each such Buckeye Subsidiary is owned of record and beneficially, free and clear of all security interests and claims, by Buckeye. All of the outstanding shares of capital stock of each of the Buckeye Subsidiaries are validly issued, fully paid and nonassessable. Except as set forth in the Buckeye Disclosure Letter, Buckeye Federal Savings and Loan Association (the "Thrift") is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America, and has been duly chartered by the OTS to conduct a savings and loan business at the locations of its existing home and branch offices. All deposit accounts of the Thrift are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent provided under the rules and regulations of the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the best of Buckeye's knowledge, threatened. Buckeye has previously delivered to NCC true, correct and complete copies of the currently effective charter and bylaws or the equivalent organizational documents of each of the Buckeye Subsidiaries, including all amendments and proposed amendments relating thereto.

              (d) POWER AND AUTHORITY. Buckeye and each of the Buckeye Subsidiaries have full power and authority to own, operate and lease their properties and to engage in the businesses and activities now conducted by them. Buckeye and each of the Buckeye Subsidiaries are duly qualified to do business as foreign corporations in each jurisdiction in which the property owned, leased or operated by them; or the nature of the business conducted by them, makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole, and are in good standing in each jurisdiction in which they are so qualified to do business.

         4.02 CORPORATE AUTHORIZATION. Buckeye has all necessary corporate power and authority to enter into this Agreement and; subject to the approval of this Agreement by the shareholders of Buckeye, to perform all of the obligations to be performed by it hereunder. This Agreement has been duly and validly authorized, executed and delivered by Buckeye and constitutes its valid and binding obligation enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

         4.03 VALIDITY. Except as disclosed in the Buckeye Disclosure Letter, and provided all filings required to be made and all approvals required to be received in connection with the transactions contemplated by this Agreement shall have been made and received, including, without limitation, the HSR Filings and the approvals of the FRB, the OTS and the OCC, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in the breach of, constitute a default under, result in a termination of or accelerate the performance provided by the terms of: any law; any rule or regulation of any government or agency of any government, or any judgment, order, writ, decree, permit or license of any court or other agency of any government to which Buckeye or any Buckeye Subsidiary may be subject; any material contract, instrument of commitment to which Buckeye or any Buckeye Subsidiary is a party or by which Buckeye or any of the Buckeye Subsidiaries is bound or committed; or Buckeye's Articles of Incorporation or Regulations or the equivalent organizational documents of any Buckeye Subsidiary. Except as set forth in the Buckeye Disclosure Letter, neither the execution and delivery of this

Agreement nor the consummation of the transactions contemplated hereby will constitute an event which could, or with the lapse of time or action by a third party could, result in any default under or modify any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of Buckeye's assets or properties or those of any Buckeye Subsidiary or upon any of Buckeye's capital stock or that of any Buckeye Subsidiary. Except as set forth in the Buckeye Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require any consent or approval under any such judgment, order, writ, decree, permit or license or the consent or approval of any other party to any such material contract, commitment or instrument, other than the required approvals of shareholders and applicable regulatory authorities mentioned hereinabove.

         4.04 CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of Buckeye consists of 4,500,000 common shares, without par value, of Buckeye, of which 2,665,102 shares are issued and outstanding, 414,052 shares are reserved for issuance under employee stock option plans (options to purchase 116,500 of such shares have been granted and are outstanding), and none of which shares are held in the treasury of Buckeye. All of the issued and outstanding shares of Buckeye Common are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Buckeye. As of the date of this Agreement: (i) Buckeye has no outstanding class of capital stock other than Buckeye Common, and (ii) except as set forth in the Buckeye Disclosure Letter or in Section 4.04(b) of this Agreement, there are no outstanding options, warrants, conversion or exchange rights, subscriptions, agreements or other commitments of any kind obligating Buckeye or any of the Buckeye Subsidiaries to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any outstanding restrictions, agreements or commitments of any kind to which Buckeye or any of the Buckeye Subsidiaries is a party or by which Buckeye or any of the Buckeye Subsidiaries is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock of Buckeye or any of the Buckeye Subsidiaries. Buckeye has previously delivered to NCC true, correct and complete copies of all documents or other evidences of all outstanding options, warrants, conversion rights, subscriptions, agreements or other commitments of any kind obligating Buckeye or any of the Buckeye Subsidiaries to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any outstanding restrictions, agreements or commitments of any kind to which Buckeye or any of the Buckeye Subsidiaries is a party or by which Buckeye or any of the Buckeye Subsidiaries is bound which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any shares of the capital stock of Buckeye or any of the Buckeye Subsidiaries.

              (b) As of the date hereof, there are 116,500 outstanding and unexercised options to purchase shares of Buckeye Common, which options do not include 75,000 additional options whose exercisability is tied to the attainment of certain performance levels of Buckeye which have not and will not be achieved. Buckeye has obtained the agreement of all holders of an outstanding option or options to purchase shares of Buckeye Common (i) not to exercise his or her option or options prior to the Effective Time and (ii) to agree to accept, in exchange for the cancellation and extinguishing of his or her option or options at the Effective Time, the right to receive cash in an amount equal to the number of shares subject to such option or options multiplied by the difference between the per share option exercise price and $10.63, pursuant to Section 2.03(b) of this Agreement.

         4.05 FINANCIAL STATEMENTS. Buckeye has delivered to NCC the following financial statements (collectively, the "Buckeye Financial Statements"):

              (a) the Consolidated Balance Sheets of Buckeye as at December 31 for each of the years 1988 and 1987 and the related Consolidated Statements of Operations, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows for each of the years then ended, together with the notes thereto, all as

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     reported upon by Deloitte & Touche, independent public accountants; and

              (b) the Consolidated Balance Sheet of Buckeye as at December 31, 1989 and the related Consolidated Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows for the period then ended, without any notes thereto (the "Buckeye Unaudited Year-End Financial Statements").

The Buckeye Financial Statements fairly present the consolidated financial position of Buckeye and the Buckeye Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, except that the Buckeye Unaudited Year-End Financial Statements do not contain any notes thereto. Except for any liabilities or obligations referred to in this Agreement or set forth in the Buckeye Disclosure Letter, as of December 31, 1989, neither Buckeye nor any of the Buckeye Subsidiaries had any material liability or obligation, secured or unsecured (whether accrued, absolute, known, unknown, contingent or otherwise) not referred to, reflected or reserved against in the Buckeye Financial Statements. Except as to such matters as would be contained in the notes to such statements, the Buckeye Unaudited Year-End Financial Statements shall be the same in all material respects as the Consolidated Balance Sheet of Buckeye as at December 31, 1988 and the related Consolidated Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows for the period then ended, together with the notes thereto, when they have been reported upon by Deloitte & Touche, independent public accountants.

         4.06 REPURCHASE AGREEMENTS. Except as set forth in the Buckeye Disclosure Letter, with respect to all repurchase agreements to which Buckeye or any Buckeye Subsidiary is a party, (a) where Buckeye or a Buckeye Subsidiary has the obligation to sell securities, it has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement, and (b) where Buckeye or a Buckeye Subsidiary has the obligation to buy securities, the value of the collateral securing Buckeye's or the Buckeye Subsidiary's obligation does not materially exceed the amount of the obligation.

         4.07 LITIGATION AND CLAIMS. Except as disclosed in the Buckeye Financial Statements and the Buckeye Disclosure Letter, as of the date hereof:
(a) there are no claims of any kind, or any litigation, proceeding, arbitration or investigation pending affecting Buckeye or any Buckeye Subsidiary which, if decided adversely to Buckeye or any

Buckeye Subsidiary, might have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole; (b) to the best of Buckeye's knowledge, no such claim, litigation, proceeding, arbitration or investigation has been threatened; and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Buckeye or any Buckeye Subsidiary as a result of the examination by any bank regulatory authority.

         4.08 COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in the Buckeye Disclosure Letter, (a) Buckeye and each Buckeye Subsidiary has complied with all laws, regulations and orders and governing instruments applicable to it and to the conduct of its business, except where the failure to so comply would not have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole; and (b) neither Buckeye nor any Buckeye Subsidiary is in default under, and no event has occurred which, with the lapse of time or action by a third party, could result in the default under, the terms of any judgment, order, writ, decree, permit or license of any agency of any government or court, whether federal, state, municipal or local and whether at law or in equity, except where such default would not have a material adverse effect on the financial condition, results of

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operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole.

         4.09 TAXES. Except as set forth in the Buckeye Disclosure Letter, all federal, state and local income tax returns of Buckeye and each Buckeye Subsidiary have been filed with the Internal Revenue Service ("IRS") or other appropriate taxing authorities with respect to all fiscal years prior to and including the fiscal year ended December 31, 1988. Buckeye and each Buckeye Subsidiary have paid all taxes shown to be due on such returns. Buckeye and each Buckeye Subsidiary have adequately reserved, in accordance with generally accepted accounting principles applicable to financial institutions applied on a consistent basis, on the Buckeye Financial Statements for the payment of all unpaid federal, state and local taxes, including interest and penalties, payable in respect of any taxable event or period (including interim periods) ending on December 31, 1989 and for all fiscal years prior thereto.

         4.10 SHAREHOLDER COMMUNICATIONS AND AGENCY FILINGS. Buckeye has filed all reports and registration statements required to be filed by Buckeye with the SEC pursuant to the Securities Laws for periods ending after December 31, 1986 (the "Buckeye Reports"), and the Buckeye Reports complied in all material respects with the Securities Laws. To the best of Buckeye's knowledge, at the time they were filed, none of the Buckeye Reports contained any untrue statement of a material fact or omitted to state any material fact which made the statements contained therein in the aggregate, in light of the circumstances under which they were made, misleading. Buckeye has filed all documents required to be filed by Buckeye with the Federal Home Loan Bank of Cincinnati, Ohio, the OTS and the FDIC under various banking laws and regulations, except to the extent that all failures to so file would not have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole.

         4.11 FINDER'S FEE. Buckeye has not directly or indirectly dealt with anyone acting in the capacity of a finder or broker or investment advisor and has not incurred, and shall not incur, any obligation for any finder's, broker's or investment advisor's fee or commission in connection with the transactions contemplated by this Agreement, except with respect to Kaplan, Smith & Associates, Inc., who have rendered a fairness opinion and will be paid in the aggregate $150,000 plus expenses.


         4.12 INSURANCE. Except as set forth in the Buckeye Disclosure Letter, the business operations and all insurable properties and assets, other than loans, of Buckeye and the Buckeye Subsidiaries are insured in all material respects for their benefit against all risks that, to the best of Buckeye's knowledge, are customarily insured against in the industry and that are usually insured against by businesses operating

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similar businesses or properties in the localities where such businesses or properties are located, in each case (a) under policies issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are, in the reasonable opinion of Buckeye or such insured Buckeye Subsidiary, adequate for the business engaged in by Buckeye or the Buckeye Subsidiary, as the case may be, or (b) by self-insurance or self-retention by Buckeye and its Subsidiaries as described in the Buckeye Disclosure Letter. A description of the insurance policies, and self-insurance and self-retention programs, of Buckeye and the Buckeye Subsidiaries is set forth in the Buckeye Disclosure Letter. Except as set forth in the Buckeye Disclosure Letter, neither Buckeye nor any of the Buckeye Subsidiaries is in default in the payment of any premium, has currently outstanding any material claim with respect to such insurance coverage or has received notification of, or has knowledge of the existence of any grounds for, the cancellation or proposed cancellation of any such policies or bonds or any reason why any such policies or bonds would not be valid, binding and enforceable in all material respects, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

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         4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the
Buckeye Disclosure Letter, since December 31, 1989, Buckeye and the Buckeye Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices, and there has not been:

             (a) any material adverse change in the financial condition, results of operations, assets, properties, businesses, operations or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole;

             (b) any change in the capitalization of Buckeye or any Buckeye Subsidiary, including, without limitation, the issuance by Buckeye of any shares of stock of any class or any subscriptions, options, warrants, agreements, commitments, or other rights of any nature affecting or relating in any manner whatsoever to the issuance of capital stock (other than as contemplated by this Agreement);

             (c) any release or discharge of any obligation or liability of any person or entity related to or arising out of any loan made by Buckeye or any Buckeye Subsidiary of any nature whatsoever, other than releases and discharges which are either (i) made upon the contemporaneous receipt of value by Buckeye or any of the Buckeye Subsidiaries or (ii) made in the ordinary and usual course of business and not involving amounts greater than $50,000;

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             (d) (i) any new or amended Pension Plan or Welfare Plan (as such terms are hereinafter defined) or (ii) any salary or wage increase of any officer or employee of Buckeye or any Buckeye Subsidiary not in accordance with the established employee procedures and in conformity with past practice;

             (e) any creation, renewal, amendment or termination of, or any notice of any proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Buckeye or any Buckeye Subsidiary is a party or by which it or its property is bound, other than any automatic renewal or termination in accordance with the terms of any such document;

             (f) any action or inaction by Buckeye or any Buckeye Subsidiary that constitutes a material breach or default by Buckeye or any Buckeye Subsidiary under any material contract, agreement, obligation, lease or license to which Buckeye or any of the Buckeye Subsidiaries is a party or by which it or its property is bound;

             (g) the creation by Buckeye or any Buckeye Subsidiary of any mortgage, pledge, lien, claim, option or encumbrance on its material property or assets, except for repurchase agreements and for any mortgage, pledge, lien, claim, option or encumbrance on its material property or assets incurred in the ordinary and usual course of business;

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             (h) any loan, except as permitted in Section 563.43 of the rules and regulations of the OTS, by Buckeye or any of the Buckeye Subsidiaries to any officer or Director of Buckeye or any Buckeye Subsidiary or to any member of the immediate family of such officer or Director or to any person in which such officer or director, directly or indirectly, owns 10% or more of any class of equity securities, in the case of a corporation, or of any equity interest, in the case of a partnership, or any trust or estate in which such officer or Director has a 10% or more beneficial interest or as to which such officer or Director serves as a trustee or in a similar capacity;

             (i) except in the ordinary and usual course of business, and except for deeds in lieu of payment or other assets acquired by foreclosure on its security, any acquisition or disposition by Buckeye or any Buckeye Subsidiary of any property or asset, whether real or personal, having a fair market value in an amount greater than $50,000;

             (j) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buckeye or any Buckeye Subsidiary that materially impairs or materially affects in any materially adverse manner the ability of Buckeye and the Buckeye Subsidiaries, taken as a whole, to conduct their business; and

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             (k) any material change in any method of accounting or accounting practice by Buckeye or any Buckeye Subsidiary, except for any changes required by changes in regulatory accounting principles adopted by the OTS or changes mandated by the Financial Accounting Standards Board.

         4.14 TITLE TO PROPERTIES. Except as set forth in the Buckeye Disclosure Letter, Buckeye and the Buckeye Subsidiaries have good and marketable title to all material properties and assets owned by them, including, without limitation, all property reflected in the 1989 Buckeye Unaudited Year-End Financial Statements, except as since sold or otherwise disposed of in the ordinary and usual course of business or as contemplated by this Agreement, free and clear of all liens, charges and encumbrances, other than (a) as referred to in the 1989 Buckeye Unaudited Year-End Financial Statements, (b) any liens and assessments for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (c) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the actual or intended use of the properties owned by Buckeye and the Buckeye Subsidiaries or otherwise materially impair their business operations. All material leases pursuant to which Buckeye and the Buckeye Subsidiaries lease real or personal property are valid and binding in accordance with their respective terms, and there is not under any of such leases any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default, the consequences of which will have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole.

         4.15 BOOKS AND RECORDS. The books and records of Buckeye and the Buckeye Subsidiaries are in all material respects complete and correct, and such books and records are being maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Buckeye and the Buckeye Subsidiaries set forth in the Buckeye Financial Statements.

         4.16 PERMITS, AUTHORIZATIONS, ETC. Except as set forth in the Buckeye Disclosure Letter, Buckeye and the Buckeye Subsidiaries have made all filings to, and possess all approvals, authorizations, consents, licenses, orders and other permits of, all governmental agencies and authorities, whether federal, state, local or foreign, required to permit the operation of the businesses of Buckeye and the Buckeye Subsidiaries as presently conducted, except approvals, authorizations, consents, licenses, orders and other permits, the failure of which to possess can be cured without having a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole, and Buckeye and the Buckeye

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Subsidiaries have received no notice of noncompliance or default with respect thereto.

         4.17 LIST OF PROPERTIES, CONTRACTS AND OTHER DATA. The Buckeye Disclosure Letter lists or describes, as of December 31, 1989:

              (a) all real property owned by Buckeye or any of the Buckeye Subsidiaries and all leases of real or personal property (except leases of personal property involving annual rental payments of less than $12,000) to which Buckeye or any of the Buckeye Subsidiaries is a party;

              (b) Except for loans and interest rate swaps, all contracts and commitments for capital improvements and all contracts and commitments involving the payment by or to Buckeye or any of the Buckeye Subsidiaries of more than $25,000 with respect to any one contract or commitment or any related group of contracts or commitments;

              (c) all employment and consulting agreements not terminable at will and (i) with a remaining term in excess of one year, or (ii) requiring a payment after the Closing Date in excess of $1,000, or (iii) providing severance or termination payments, executive compensation plans, bonus plans or other incentive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, and group life insurance, hospitalization insurance or other plans or arrangements (whether formal or informal) providing for benefits for directors, officers or other employees of Buckeye or any of the Buckeye Subsidiaries;

              (d) the names and compensation rates of all employees of Buckeye or any of the Buckeye Subsidiaries whose current annual rate of compensation (including without limitation mandatory contractual bonuses but excluding discretionary bonuses) is $35,000 or more;

              (e) the names of all retired directors, officers and other employees of Buckeye or any of the Buckeye Subsidiaries who are receiving or are entitled to receive any pensions not covered by any funded pension plan to which Buckeye or any of the Buckeye Subsidiaries is a party and the dollar amount of benefits which each such person is so entitled to receive;

              (f) all outstanding debt instruments evidencing any indebtedness individually or in the aggregate to any one person or lender in excess of $500,000 owed or guaranteed by Buckeye or any Buckeye Subsidiary to any person other than Buckeye or any Buckeye Subsidiary; and

              (g) all interest rate swaps, except for those involving notional amounts not in excess of $5,000,000.

Except as set forth in the Buckeye Disclosure Letter, there is not under any document, right, obligation or commitment referred to in the foregoing list any existing default or event of default caused by Buckeye or any Buckeye Subsidiary or, to the best of Buckeye's knowledge, any other party thereto, or

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any event which with notice and/or lapse of time would constitute a default on the part of Buckeye or any of the Buckeye Subsidiaries or, to the best of Buckeye's knowledge, any other party thereto, the consequences of which reasonably could be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole.

         4.18 EMPLOYEE BENEFIT PLANS. The Buckeye Disclosure Letter lists all "employee pension benefit plans" (the "Pension Plans"), as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all "employee welfare benefit plans" (the "Welfare Plans"), as defined in Section 3(1) of ERISA, which Buckeye or any of the Buckeye Subsidiaries maintains or administers, or to which Buckeye or any of the Buckeye Subsidiaries contributes or is required to contribute for the benefit of its employees (the Pension Plans and Welfare Plans sometimes are referred to herein collectively as the "Benefit Plans"). Buckeye has furnished NCC with true, correct and complete copies of (a) the Benefit Plans or, in the case of unwritten plans, true, correct and complete descriptions thereof, (b) all trust agreements or funding arrangements, including without limitation insurance contracts, with respect to each of the Benefit Plans, (c) the most recent annual report (Form 5500, including, if applicable, all Schedules B thereto) for each Benefit Plan, and (d) the

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most recent determination letter issued by the IRS with respect to the qualification of each Pension Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the tax exempt status of the trusts related thereto. No Benefit Plan is a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA. Neither Buckeye nor any of the Buckeye Subsidiaries nor any organization which is affiliated with Buckeye or any of the Buckeye Subsidiaries within the meaning of Section 414(b),
(c), (m), (n) or (o) of the Code ("Affiliated Organizations") has any obligation to contribute to, any liability with respect to a withdrawal from, or any other liability with respect to, any such multiemployer plan. No "reportable event" (as defined in Section 4043(b) of ERISA) with respect to which the notice requirement has not been waived by applicable regulations has occurred with respect to any Pension Plan, other than transactions described in the Buckeye Disclosure Letter. Each Benefit Plan and each related funding arrangement has been maintained in all material respects in accordance with the provisions of ERISA, the applicable provisions of the Code, and all other applicable law. All contributions required to be made to any Benefit Plan have been made or provided for in the Buckeye Financial Statements. To the best of Buckeye's knowledge, no actions, suits or claims (other than routine claims for benefits in the ordinary and usual course of business) are pending or threatened nor, to the best of

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Buckeye's knowledge, are there any facts which could reasonably be expected to give rise to any such actions, suits or claims (other than as noted earlier in this sentence) against any Benefit Plan or the assets of any Benefit Plan. Except as set forth in the Buckeye Disclosure Letter, no Pension Plan has been completely or partially terminated and no condition exists that could constitute grounds for termination of any Pension Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred by Buckeye or any of the Buckeye Subsidiaries or Affiliated Organizations or is expected with respect to any Pension Plan (except for insurance premiums pursuant to Section 4007 of ERISA) which would subject Buckeye or any of the Buckeye Subsidiaries, directly or indirectly, to any liability. Except as set forth in the Buckeye Disclosure Letter, with respect to the Benefit Plans, there has been no amendment of any such Benefit Plan which would materially increase the annual expense associated with such Benefit Plan above the level of the 1989 expense of such Benefit Plan as set forth in the Buckeye Financial Statements. Except as set forth in the Buckeye Disclosure Letter, no excise tax or other penalty has been assessed against Buckeye or any of the Buckeye Subsidiaries with respect to the benefits provided under any Benefit Plans, and no circumstances exist that would constitute grounds for the assessment of any such excise tax or penalty. Neither Buckeye nor any of the Buckeye Subsidiaries is aware of

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any action with respect to any Welfare Plan that would subject Buckeye, any of the Buckeye Subsidiaries, NCC (or any of their officers or directors), or any Welfare Plan to loss of income tax deduction or liability as a result of failure to comply with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Each of the Buckeye Financial Corporation Employee Stock Ownership Plan, effective January 1, 1989 (the "ESOP") and the Buckeye Financial Corporation 401(k) Plan is a qualified plan under Section 401(a) of the Code and its related trust is exempt from federal income tax under
Section 501(a) of the Code. The ESOP is an employee stock ownership plan described in Section 4975(e)(7) of the Code. The ESOP and the transfer of assets from the Buckeye Financial Corporation Pension Plan, as amended and restated, effective July 1, 1984, to the ESOP comply with the requirements of
Section 4980(c)(3) of the Code to the extent required as of the date hereof.

         4.19 COMMITMENTS. The Buckeye Disclosure Letter sets forth a true, correct and complete list, as of December 31, 1989, of:

         (a) the aggregate amount of the unfunded commitments by Buckeye and or any of the Buckeye Subsidiaries to fund the following loans: (i) all single family, residential first mortgage loans; (ii) all multi-family, residential first mortgage loans; (iii) all home equity loans or lines of credit; (iv) all unsecured commercial loans; (v) all commercial real estate loans; and (vi) all other loans;

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         (b) all commitments by Buckeye or any of the Buckeye Subsidiaries to fund the following loans (collectively, the "Disclosed Loans"): (i) any single family, residential first mortgage loan equal to or in excess of $250,000; (ii) any multi-family, residential first mortgage loan equal to or in excess of $250,000; (iii) any home equity loan or line of credit equal to or in excess of $100,000; (iv) any unsecured commercial loan equal to or in excess of $100,000;
(v) any commercial real estate loan equal to or in excess of $250,000; or (vi) any other loan equal to or in excess of $50,000; PROVIDED, HOWEVER, that the Disclosed Loans shall include any multi-family, residential loan, unsecured commercial loan or commercial real estate loan where such loan is to a borrower whose total indebtedness to Buckeye or any of the Buckeye Subsidiaries, individually or in the aggregate, will be in an amount greater than $500,000 after the making of such loan; and

         (c) all financial guarantees involving amounts of $50,000 or more of Buckeye or any of the Buckeye Subsidiaries outstanding (including letters of credit).

         4.20 LOANS.

         (a) The Buckeye Disclosure Letter sets forth a true, correct and complete list, as of December 31, 1989, of all Disclosed Loans of Buckeye or any of the Buckeye Subsidiaries.

         (b) The Buckeye Disclosure Letter sets forth a true, correct and complete list, as of December 31, 1989, of all existing loans receivable of Buckeye or any of the Buckeye

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                                                                              46


Subsidiaries that were then past due as to principal or interest for a period of 60 days or more or were otherwise known by Buckeye or such Buckeye Subsidiary to then be materially in default.

         (c) Except as set forth in the Buckeye Disclosure Letter, as of December 31, 1989, to the best of Buckeye's knowledge (i) there are no loans receivable on the books of Buckeye or any of the Buckeye Subsidiaries that are, individually or in the aggregate, material to Buckeye and the Buckeye Subsidiaries, taken as a whole, as to which Buckeye or the applicable Buckeye Subsidiary has substantial doubt as to the ability of the borrower thereunder to repay them in accordance with their terms, (ii) all such loans are collectible in the amounts carried on the books of Buckeye or the applicable Buckeye Subsidiary; (iii) all material loans and investments of Buckeye and of each of the Buckeye Subsidiaries are valid, binding and enforceable in all material respects, under all applicable laws, rules and regulations, and is subject to no material defenses, setoffs, counterclaims or disputes, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought; and (iv) with respect to secured loans, the collateral security for each such loan that is,

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individually or in the aggregate, material to Buckeye or any of the Buckeye
Subsidiaries, is of a value not less than appropriate to secure repayment of such indebtedness in accordance with Buckeye's or the applicable Buckeye Subsidiary's customary lending practices, properly pledged or mortgaged to Buckeye or such Buckeye Subsidiary and free of any material title defects.

         4.21 TRANSACTIONS WITH DIRECTORS OR OFFICERS. The Buckeye Disclosure Letter sets forth all loans outstanding at December 31, 1989 of Buckeye or any of the Buckeye Subsidiaries (except credit card loans less than $5,000) to any Director, officer (as defined in Section 561.32 of the rules and regulations of the OTS) or, to the best of Buckeye's knowledge, to any spouse of such officer or Director or any person in which, to the best of Buckeye's knowledge, such Director or officer, directly or indirectly, owns 10% or more of any class of equity securities, in the case of a partnership, or any trust or estate in which such officer, director or stockholder has a 20% or more beneficial interest or as to which such officer or Director serves as a director or in a similar capacity. All such loans were entered into in the ordinary and usual course of business, are not preferential in any respect (except those made in accordance with employee loan policies described in the Buckeye Disclosure Letter and in compliance with applicable rules and regulations of the OTS) and, in Buckeye's or the applicable Buckeye Subsidiary's business judgment based upon its then current lending and credit evaluation policies and practices, did not involve more than the normal risk of nonpayment. Except as set forth in the Buckeye Disclosure Letter, as of December 31, 1989, all deposits in excess of $5,000 made by any of the foregoing persons or entities were accepted by Buckeye or the applicable Buckeye Subsidiaries in the ordinary and usual course of business upon terms consistent with standard policies and practices of Buckeye or the applicable Buckeye Subsidiary and bear rates of interest that are not preferential in any respect; and such deposits do not exceed $2,000,000 in the aggregate.

         4.22 HAZARDOUS MATERIAL. Except as set forth in the Buckeye Disclosure Schedule, and except for the use of less than ten gallons of a Hazardous Material (as defined below) at any one time in any one situation, (a) neither Buckeye, nor any Buckeye Subsidiary, nor, to the best of Buckeye's knowledge, any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or any other entity, or a government (domestic or foreign) or any political subdivision or agency thereof ("Person") has ever used, generated, processed, stored, disposed of, released or discharged any chemical, substance, material, object, condition, waste or combination thereof which is hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects and which are now listed, defined, regulated or formally proposed to be regulated in any manner by any federal, state or local law or any regulator based upon, directly or indirectly, such properties or effects ("Hazardous Material") in, on, under or about any of the real property now or heretofore leased, owned, operated or otherwise controlled by Buckeye or any Buckeye Subsidiary or any property in which Buckeye or any Buckeye Subsidiary has any equitable interest (other than by a mortgage) ("Property"), or transported it to or from the Property, and none of the Property contains any underground storage tank systems or portions thereof; (b) all Hazardous Material at the facilities owned, operated or otherwise controlled by Buckeye and the Buckeye Subsidiaries has been handled in compliance with any and all laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, agreements, licenses, or other governmental restrictions or requirements relating to health, the environment or the release of any materials into the environment, now in effect in any and all jurisdictions in which Buckeye and the Buckeye Subsidiaries are or from time to time may be doing business (collectively, the "Environmental Laws"), except where such failure to comply would not have a material adverse impact; (c) all Hazardous Material which Buckeye or any of the Buckeye Subsidiaries has generated, transported or arranged for disposal of has been disposed of in compliance with Environmental Laws; and (d) Buckeye has no knowledge, and has received no notification, administrative order, or other notice of enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened under any Environmental Laws, or of claims made or threatened by any Person against Buckeye, any of the Buckeye Subsidiaries or their Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material.

         4.23 ENVIRONMENTAL LAWS AND PERMITS. Except as set forth in the Buckeye Disclosure Letter, (a) Buckeye and the Buckeye Subsidiaries have obtained all permits required under all applicable Environmental Laws, (b) Buckeye, the Buckeye Subsidiaries and their facilities are in compliance with all applicable Environmental Laws, except where such failure to comply would not have a material adverse impact; and (c) Buckeye has no reason to believe that Buckeye or any of the Buckeye Subsidiaries will be unable to maintain compliance with all Environmental Laws, or that its inability to maintain compliance with all Environmental Laws would have a material adverse effect on the Property or on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole.

         4.24 REPORTS, STATEMENTS AND RETURNS. Buckeye has separately delivered to NCC each of the following reports, statements and returns:

              (a) All of the quarterly reports of Buckeye or any of the Buckeye Subsidiaries, as the case may be, to the OTS and the FDIC and all correspondence relating to such reports with respect to each of such periods from January 1, 1986, through the date hereof; and

              (b) All federal income tax returns of Buckeye and the Buckeye Subsidiaries filed for each of the taxable years during the period from January 1, 1986, through the date hereof.

Each of the reports, statements and returns referred to above was properly prepared in all material respects in accordance with all applicable laws and regulations and properly presents in all material respects all information required to be included therein. Buckeye has delivered to NCC all correspondence relating to the examination reports of the OTS concerning Buckeye or any of the Buckeye Subsidiaries, with respect to all periods subsequent to January 1, 1986.

         4.25 LIABILITIES. Except as set forth in the Buckeye Disclosure Letter or the Buckeye Financial Statements, Buckeye and the Buckeye Subsidiaries, taken as a whole, have no material indebtedness, obligation or liability, contingent or otherwise.

         4.26 FULL DISCLOSURE. None of the information concerning Buckeye or the Buckeye Subsidiaries contained in this Agreement, the Buckeye Disclosure Letter and the exhibits hereto, or in any of the documents or instruments to be delivered by or on behalf of Buckeye to NCC as contemplated by any provision of this Agreement, or in any registration statement, proxy statement, information memorandum, prospectus or other document to be used in connection with the transactions contemplated hereby, or in any of the applications or documents to be filed with governmental agencies in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are or have been made, not misleading.


                                   ARTICLE V

                               CERTAIN COVENANTS

         5.01 MUTUAL COVENANTS AND AGREEMENTS. Each of NCC and Buckeye hereby covenants and agrees that:

              (a) Regulatory Matters. (i) It shall cooperate with the other party and use its best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to it and any of its respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  (ii) It shall furnish the other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

                  (iii) It shall promptly furnish the other party with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by or pursuant to this Agreement. Each of the parties shall notify the other party of any hearing or meeting to be held before any regulatory or governmental authority in connection with the transactions contemplated hereby, and each party shall have the right to attend and participate in any such hearing or meeting unless objected to by the applicable regulatory or governmental authority.

              (b) CONFIDENTIALITY. All information furnished by one party to the other party, or its officers, attorneys, accountants or other authorized representatives, in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, or (iii) in the opinion of counsel, is required to be disclosed in any document filed with the SEC, the FRB, the OTS, the OCC or any other agency of any government. In the event that the transactions contemplated by this Agreement shall fail to be consummated, it shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party furnishing same.

              (c) PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT. It shall cooperate and consult with the other party hereto in the preparation of the proxy statement to be mailed to Buckeye's shareholders in connection with the meeting to be called to consider the Merger and to be filed by Buckeye with the SEC (the "Proxy Statement") and the registration statement to be filed by NCC with the SEC in connection with the NCC Common to be issued in the Merger (the "Registration Statement"). When the Registration Statement or any post-effective amendment thereto shall become effective and at all times subsequent to such effectiveness, up to and including the date of the annual or special meeting of the shareholders of Buckeye with respect to the transactions contemplated by this Agreement, such Registration Statement and the Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by NCC relating to NCC and the NCC Subsidiaries and by Buckeye relating to Buckeye and the Buckeye Subsidiaries (i) will comply in all material respects with the applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations promulgated by the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. All reports and registration statements (whether or not effective) filed by it subsequent to the date hereof (A) will comply in all material respects with the applicable provision of the 1933 Act and the 1934 Act and the rules and regulations promulgated by the SEC thereunder and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement or the Proxy Statement, or in any report or other registration statement made in reliance upon, and in conformity with, written information concerning the other party furnished by the other party specifically for use in the Registration Statement or Proxy Statement or any report or registration statement. It shall advise the other party hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or the Proxy Statement or any amendment or supplement thereto or that requires the making of a change in the Registration Statement or the Proxy Statement or any amendment or supplement thereto in order to make any material statement therein not misleading.

              (d) PRESS RELEASES. It shall not make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such release or announcement, except to the extent that such may be required by law. All press releases concerning the transactions contemplated by this Agreement shall be issued jointly by NCC and Buckeye; PROVIDED, HOWEVER, that separate press releases may be issued by either party hereto with the prior consent of the other party.

              (e) PRESERVATION OF BUSINESS ORGANIZATION. It shall (and shall cause its respective subsidiaries to) use its best efforts to preserve without material impairment the business organizations and to preserve the goodwill of Buckeye and the Buckeye Subsidiaries as to customers and others having business relations with them. Buckeye and each of the Buckeye

Subsidiaries shall carry on their respective businesses in the ordinary and usual course, diligently and in a manner consistent with their past practices.

              (f) MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions herein provided, it shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the filing of an executed counterpart of this Agreement, or a conformed copy hereof, together with duly executed certificates of adoption, with the Secretary of State of the State of Ohio and a Certificate of Merger with the Secretary of State of the State of Delaware and other appropriate documentation to effect the Merger. It shall not take, nor cause, nor to the best of its ability permit to be taken, any action that would adversely affect the qualification of the Merger as a reorganization under Section 368 of the Code. It will, and will cause each of its respective subsidiaries to, use their respective best efforts to obtain consents of all third parties and governmental bodies necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, cooperate with the other party and its subsidiaries to retain the key employees of Buckeye and the Buckeye Subsidiaries, minimize any adverse tax consequences on either party or its respective subsidiaries as a result of the transactions contemplated by this Agreement, and minimize the amount of capital that NCC is directly or indirectly required to infuse into Buckeye or the Buckeye Subsidiaries as a result of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary, appropriate or desirable to carry out the purposes of this Agreement, the officers and/or directors of NCC shall be deemed to have been granted authority in the name of Buckeye to take all such necessary action.

         5.02 CERTAIN COVENANTS OF NCC. NCC hereby agrees with Buckeye as follows:

              (a) EFFECTIVENESS OF REGISTRATION STATEMENT. NCC shall advise Buckeye, promptly after NCC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the NCC Common to be issued in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplementation of the Registration Statement or for additional information.

              (b) PROVISION OF SHARES AND CASH. NCC shall issue and provide the shares of NCC Common and shall provide the cash deliverable upon the conversion of shares of Buckeye Common pursuant to this Agreement, and shall provide the cash to be paid to each option holder of Buckeye Common as provided in Section 2.03(b) and any cash required to be paid to the holders of any Dissenting Shares. The shares of NCC Common to be issued and exchanged as partial consideration for shares of Buckeye Common pursuant to this Agreement will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

              (c) EMPLOYEE BENEFITS. Following the Effective Time, NCC will provide or cause to be provided to employees of Buckeye and the Buckeye Subsidiaries who become direct or indirect employees of NCC benefits which, when taken as a whole, are generally comparable to those currently provided by NCC and the NCC Subsidiaries to its or their respective employees.

              (d) LISTING ON NYSE. NCC shall file a listing application with the NYSE with respect to the shares of NCC Common to be issued and exchanged as partial consideration for shares of Buckeye Common pursuant to this Agreement.

              (e) INDEMNIFICATION. Whatever obligation or right Buckeye or any of the Buckeye Subsidiaries has prior to the Effective Time with respect to claims existing prior to, or made after, the Effective Time to indemnify the officers and directors of Buckeye or any of the Buckeye Subsidiaries with respect to any acts and omissions arising out of such individuals' service as officers, directors, employees or agents of Buckeye or any of the Buckeye Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees of, or otherwise on behalf of, Buckeye or any of the

Buckeye Subsidiaries, occurring prior to the Effective Time, shall become an obligation of NCC after the Effective Time, and NCC shall fulfill such obligations or exercise such rights in the same manner and to the same extent as it does with respect to similar obligations or rights to NCC's officers and directors.

              (f) CURRENT INFORMATION. NCC shall furnish to Buckeye promptly after such documents are available: (i) all reports, proxy statements or other communications by it to its stockholders generally, and (ii) all press releases relating to any transactions reportable to the NYSE.

         5.03 CERTAIN COVENANTS OF BUCKEYE. Buckeye hereby agrees with NCC as follows:

              (a) NO SETTLEMENTS. Buckeye shall not settle or compromise any claim for appraisal or dissenters' rights in respect of the Merger prior to the Effective Time without the prior written consent of NCC.

              (b) CAPITAL STOCK. Other than purchases made pursuant to Section 5.03(h) of this Agreement, either Buckeye nor any of the Buckeye Subsidiaries shall issue or sell, or redeem, purchase or otherwise acquire, any shares of capital stock or any options, rights, warrants or other securities convertible or exchangeable into or otherwise evidencing, or shall enter into any agreement or instrument evidencing, the right to acquire any shares of its capital stock or of any of the Buckeye Subsidiaries, or agree to do any of the foregoing.

              (c) OTHER NEGOTIATIONS. During the period from the date of this Agreement to the Effective Time, except with the prior approval of NCC, Buckeye shall not, and shall not permit its representatives to, directly or indirectly, provide any information (other than information contained in a press release issued by the parties hereto) concerning this transaction to, or initiate or solicit discussions with, any corporation, partnership, person or other entity or group concerning any merger in which neither Buckeye nor any Buckeye subsidiary is the acquiror or sale of substantial assets, sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving Buckeye or any of the Buckeye Subsidiaries (all such transactions being referred to herein as "Acquisition Transactions"); PROVIDED, HOWEVER, that Buckeye shall be permitted to disclose information concerning Buckeye to any potential buyer who initiates contact with Buckeye. Buckeye shall promptly communicate to NCC the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

              (d) OTHER ACTIONS. Except as set forth in the Buckeye Disclosure Letter, without the prior written consent or approval of NCC, during the period from December 31, 1989 through the Closing, neither Buckeye nor any of the Buckeye Subsidiaries shall: (i) increase the rate of compensation of, or pay any bonus (including awards under its or any of its subsidiaries' incentive plans) to, any of its directors, officers or employees, except increases or bonuses which (A) are not material in amount, (B) are in accordance with existing policy and consistent in all material respects with amounts given in past periods or (C) are derived from formulas set forth in written agreements effective prior to the date hereof; (ii) enter into or modify (except as may be required by any applicable law) its Benefit Plans in respect of any of its present or former directors, officers or other employees; (iii) dispose of or discontinue any major portion of its business or property, or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity; (iv) other than with respect to deposits, issue any note or debenture or enter into any loan agreement for the borrowing of funds other than in the ordinary and usual course of business consistent with past practices; (v) enter into any contract, commitment or instrument of a type which, if entered into prior to December 31, 1989, would have had to have been disclosed in the Buckeye Disclosure Letter pursuant to Sections 4.17, 4.19 and 4.20; (vi) permit any change to be made in the Buckeye Articles of Incorporation or Regulations or any equivalent organizational documents of any of the Buckeye subsidiaries; (vii) enter into any new employment, management, consulting (other than outside consultants for a fee under $5,000), deferred compensation, severance or other similar contract;
(viii) increase the membership of its Board of Directors; (ix) fail to maintain its books and records in the ordinary and usual course of business in accordance with past practices, except for such changes as are necessary to comply with generally accepted or regulatory accounting principles, consistently applied; (x) fail to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it; (xi) make any material change to its accounting methods or practices, other than changes required by generally accepted or regulatory accounting principles, consistently applied; (xii) offer interest rates on its deposit accounts or charge interest rates on its loans which are significantly greater or lesser, respectively, than it presently charges as compared to rates which are generally available in the market; (xiii) make any new equity investments; (xiv) sell its interest in or change the structure of any joint venture in which it has an interest (xv) compromise any of its outstanding loans to a borrower where the total of all loans to the same or related borrower is in excess of $500,000; (xvi) take, or omit to take, any other act, the result of which would make any of its representations and warranties set forth in Article IV untrue or incorrect if made anew after such action or omission; or (xvii) agree to do any of the foregoing.

         (e) DISTRIBUTION OF PROXY STATEMENT; SHAREHOLDERS' APPROVAL. At the annual or a special meeting of its shareholders, Buckeye shall submit the Proxy Statement to its shareholders, and its Board of Directors shall recommend to the shareholders the approval of this Agreement (including the transactions contemplated hereby). It shall, at such meeting of its shareholders, present this Agreement for approval by its shareholders. The Board of Directors of Buckeye shall use its best efforts to obtain all votes and approvals of its shareholders necessary for the approval and adoption of this Agreement under the provisions of the ORC and its Articles of Incorporation and Regulations. Buckeye shall not distribute any information to its shareholders with respect to the transactions contemplated hereby without prior notice to, and opportunity to comment upon such information by, NCC.

         (f) COMPLIANCE WITH THE 1933 ACT. Buckeye agrees to deliver to NCC a letter identifying all persons whom it believes to be, at the time this Agreement is submitted to a vote of the shareholders of Buckeye, "affiliates" of it for purposes of Rule 145 under the 1933 Act. Buckeye agrees to use its best efforts to cause each person whom it identified as an "affiliate" in the letter referred to above to deliver to NCC prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of NCC Common to be received by such person in the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

         (g) CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, Buckeye shall cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of NCC regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Buckeye shall furnish to NCC promptly after such documents are available: (i) all of the unaudited monthly financial reports of it or the Buckeye Subsidiaries, (ii) unless disclosure is unlawful or otherwise prohibited, all filings, registration statements or reports filed by it or any of the Buckeye Subsidiaries with any federal, state or other governmental agencies having supervisory or regulatory authority over it or any of its subsidiaries, including, without limitation, the FDIC and the OTS, (iii) all reports, proxy statements or other communications by it to its shareholders generally, and (iv) all press releases of it or the Buckeye Subsidiaries. Buckeye shall furnish to NCC the Consolidated Balance Sheet of Buckeye as at December 31, 1989 and the related Consolidated Statement of Operations, Consolidated Statement of Changes in Shareholders' Equity and Consolidated Statement of Cash Flows for the year then ended, together with the notes thereto, all as reported upon by Deloitte and Touche, independent public accountants.

         (h) ESOP. Buckeye shall cause the ESOP to use the cash held by the ESOP to purchase shares of Buckeye Common within the time period prescribed by
Section 4980(c)(3) of the Code and take all such other actions as may be necessary to remain in compliance with Section 4980(c)(3) of the Code.

                                   ARTICLE VI

                                CLOSING MATTERS

         6.01 THE CLOSING. Subject to satisfaction or waiver of all conditions precedent set forth in Article VII, the closing (the "Closing") shall be held at the offices of National City Corporation, 1900 East Ninth Street, Cleveland, Ohio, on a date (the "Closing Date") which is the first business day after the 30th calendar day after the later of:

                  (a) the first date on which the Merger may be consummated in accordance with the approvals by the FRB, the OTS, the OCC, if such approval is deemed necessary, and any other federal or state agency or authority, pursuant to any applicable federal or state law, rule or regulation; or

                  (b) the date the required approval of Buckeye's shareholders shall have been obtained.

If any condition in Article VII is not satisfied in any material respect (or is not duly waived) at the Closing, the party whose obligations are subject to such condition may extend the date of the Closing (during which extension the other party shall use its best efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of the State of Delaware under the GCL and the Secretary of State of the State of Ohio under the ORC.

         6.02 DOCUMENTS AND CERTIFICATES. NCC and Buckeye shall use their respective best efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.

                                  ARTICLE VII

                             CONDITIONS OF CLOSING

         7.01 CONDITIONS TO OBLIGATIONS OF NCC AND BUCKEYE. The obligations of Buckeye and NCC hereunder are subject to the following conditions:

                  (a) SHAREHOLDER APPROVAL. The required approval of Buckeye's shareholders shall have been obtained.

                  (b) GOVERNMENTAL APPROVALS. All filings required to be made and all approvals required to be received in connection with the transactions contemplated by this Agreement shall have been made and received in such a manner as to preserve the authority, franchises, regulatory approvals and insurance (under applicable regulatory insurance funds), under which the parties and their respective subsidiaries operate, including, without limitation, the HSR Filings and the approvals of the FRB, the OTS and the OCC, if such approval is deemed necessary, and each of such approvals shall be in full force and effect at the Closing Date.

                  (c) REGISTRATION EFFECTIVE. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC, and Buckeye shall have received a certificate to such effect from the officer of NCC designated as its agent for service on the cover page of the Registration Statement.

                  (d) LISTING ON NYSE. The shares of NCC Common to be issued and exchanged as partial consideration for shares of Buckeye Common pursuant to this Agreement shall have been listed on the NYSE upon notice of issuance.

                  (e) LITIGATION. No action, suit, litigation, proceeding or investigation shall have been formally instituted and be pending, or be threatened, seeking to enjoin or prohibit the consummation of the Merger. On the Closing Date, there shall not be in force any injunction, order or decree restraining or enjoining consummation of the Merger.

         7.02 CONDITIONS APPLICABLE TO BUCKEYE. The obligations of Buckeye under this Agreement to cause the Merger to be consummated are, at its option, subject to the following conditions, in addition to the conditions contained in
Section 7.01:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by NCC on or before the Closing

Date shall have been fully complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NCC set forth in Article III shall be true and correct both in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement.

                  (c) NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change (other than an event or condition generally applicable to banking institutions) in the financial condition, results of operations, business or prospects of NCC and the NCC Subsidiaries, taken as a whole.

                  (d) OFFICERS' CERTIFICATE CONCERNING THIS AGREEMENT. NCC shall have furnished to Buckeye a certificate dated the Closing Date, signed by its chief executive officer and chief financial officer, to the effect that, to the knowledge and belief of each of them, the conditions set forth in Sections 7.02(a) through 7.02(c) have been satisfied.

                  (e) OPINION OF COUNSEL. Buckeye shall have received an opinion of Robert T. Williams, General Counsel of NCC, dated the Closing Date and reasonably satisfactory in form to Buckeye, as to the matters set forth in Sections 3.01, 3.02 and 3.03, and an opinion of Jones, Day, Reavis & Pogue, counsel for NCC, dated the Closing Date and reasonably satisfactory in form to Buckeye, as to the matters set forth in Section 3.04(b), and to the effect that upon completion of the filings contemplated by Section 1.02 of this Agreement,
(i) Buckeye will be merged with and into NCC and the separate existence of Buckeye will cease, and (ii) the outstanding shares of Buckeye Common will be converted into the right to receive NCC Common and cash upon the basis set forth in this Agreement. In rendering such opinion such counsel may rely as to factual matters on a certificate or certificates furnished by officers or directors of NCC.

                  (f) CHANGE IN MARKET PRICE. At the close of business on the last trading day immediately preceding the Closing Date, the total consideration which would be paid if the consideration were based on the average of the closing price per share of NCC Common on the NYSE for the 10 trading days ending on the trading day immediately preceding the Closing Date shall equal or exceed $9.50 per share of Buckeye Common.

         7.03 CONDITIONS APPLICABLE TO NCC. The obligations of NCC under this Agreement to cause the Merger to be consummated are, at its option, subject to the following conditions, in addition to the conditions contained in Section 7.01:

                  (a) PERFORMANCE OF THIS AGREEMENT. All the terms, covenants and conditions of this Agreement to be complied with and performed by Buckeye on or before the Closing shall have been fully complied with and performed in all material respects.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buckeye set forth in Article IV shall be true and correct both in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are expressly contemplated by this Agreement.

                  (c) OFFICERS' CERTIFICATE CONCERNING THIS AGREEMENT. Buckeye shall have furnished to NCC a certificate dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that, to the knowledge and belief of each of them, the conditions set forth in Sections 7.03(a) through 7.03(c) have been satisfied.

                  (d) OPINION OF COUNSEL. NCC shall have received an opinion of Robert W. Strouse, General Counsel of Buckeye, dated the Closing Date and reasonably satisfactory in form to NCC, as to the matters set forth in Sections 4.01, 4.02 and 4.03 and an opinion of Vorys, Sater, Seymour and Pease, counsel for Buckeye, dated the Closing Date and reasonably satisfactory in form to NCC, as to the matters set forth in Section 4.04, and to the effect that upon completion of the filings contemplated by
Section 1.02 of this Agreement, (i) Buckeye will be merged with and into NCC and the separate existence of Buckeye will cease, and (ii) the outstanding shares of Buckeye Common will be converted into the right to receive NCC Common and cash upon the basis set forth in this Agreement. In rendering such opinion such counsel may rely as to factual matters on a certificate or certificates furnished by officers or directors of Buckeye.

                  (e) RELEASE. NCC shall have received evidence reasonably satisfactory to it that Buckeye and the Buckeye Subsidiaries have obtained a full release without paying or undertaking to pay therefor an amount in excess of $25,000, from any liability or obligation to provide funds after the date hereof for the purpose disclosed in Section 4.25(f) of the Buckeye Disclosure Letter.

                                  ARTICLE VIII

                                  TERMINATION

         8.01 TERMINATION.

                  (a) BY MUTUAL CONSENT. This Agreement may be terminated and the Merger abandoned pursuant to the mutual consent of the Boards of Directors of NCC and Buckeye at any time prior to the Closing Date for any reason.

                  (b) BY NCC OR BUCKEYE. This Agreement may be terminated by written notice from NCC to Buckeye (authorized by the Board of Directors of NCC), or by written notice from Buckeye to NCC (authorized by the Board of Directors of Buckeye) (i) in the event of a material breach by the other of any representation, warranty or agreement contained in this Agreement which is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) if the Closing Date does not occur on or before December 31, 1990.

                  (c) BY NCC. This Agreement may be terminated by written notice from NCC to Buckeye (authorized by the Board of Directors of NCC) (i) if any regulatory approvals or consents are granted subject to conditions or restrictions which in the reasonable and good faith judgment of NCC (A) would have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries taken as a whole, or NCC (including any requirements that NCC raise additional capital to consummate the transactions contemplated by this Agreement), or (B) would materially impair the value to NCC of Buckeye and the Buckeye Subsidiaries, taken as a whole, except that the following conditions or restrictions which may be contained in the approvals or consents in connection with the Merger shall not be considered to impair materially the value of Buckeye and the Buckeye Subsidiaries, taken as a whole, to NCC: (1) a requirement that at the Effective Time, or at such later time as may be specified in such approval or consent, NCC shall cause sufficient cash to be infused into Buckeye or the Buckeye Subsidiaries; provided that the total additional capital that NCC is directly or indirectly required to infuse shall not exceed an amount equal to the lesser of (x) the minimum capital requirements as currently announced by the OTS or (y) $43,500,000, increased by any amount which is required solely as a result of actions taken by Buckeye or the Buckeye Subsidiaries at the request of NCC; and (2) a requirement that NCC enter into a Capital Maintenance Dividend Agreement with the OTS which would include provisions similar to those included in the OTS model form of agreement; or (ii) if there occurs a change in law or regulation or official interpretation of law, regulation, or accounting treatment which in the reasonable and good faith judgment of NCC (A) would have a material adverse effect on the financial condition, results of operations, business or prospects of Buckeye and the Buckeye Subsidiaries, taken as a whole, or NCC or (B) would materially impair the value to NCC of Buckeye and Buckeye Subsidiaries, taken as a whole.

                  (d) BY BUCKEYE. This Agreement may be terminated by written notice from Buckeye to NCC (authorized by the Board of Directors of Buckeye) (i) if all the conditions to Closing set forth in Sections 7.01 and
7.03 of this Agreement have been met (or have been tendered as would be required to be delivered at the actual Closing) or waived by the appropriate party, and the condition set forth in Section 7.02(f) has not been met or waived by Buckeye; or (ii) if within 10 days after Buckeye receives a bona fide offer to purchase 100 percent of the outstanding shares of Buckeye Common, or notice of commencement of a tender or exchange offer for more than 20 percent of the outstanding shares of Buckeye Common, in either case, at a price greater than $10.63 per share, the Board of Directors of Buckeye determines that its fiduciary duty requires it to consider such bona fide offer and terminate the Agreement and Buckeye pays NCC a $1,400,000 fee.

                  (e) PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the certificate of merger in the office of the Secretary of State of the State of Delaware and an executed counterpart of this Agreement, or a conformed copy hereof, together with duly executed certificates of adoption, in the office of the Secretary of State of Ohio, notwithstanding favorable action by the shareholders of Buckeye. In the event this Agreement is terminated, the agreements of the parties contained in Sections 5.01(b), 8.02 and 8.03 shall survive such termination.

         8.02 EXPENSES. Each party shall pay all of its own fees and expenses incurred in connection with the Merger; PROVIDED, HOWEVER, that in the event Buckeye receives a bona fide offer to purchase 100 percent of the outstanding shares of Buckeye Common, or a tender or exchange offer for more than 20 percent of the outstanding shares of Buckeye Common is commenced, in either case, at a price greater than $10.63 per share, and Buckeye terminates this agreement for any reason other than as set forth in Section 8.01(a), 8.01(b)(i), 8.01(c) or 8.01(d) or by reason of the parties' failure to obtain all necessary approvals of governmental agencies of the transactions contemplated by this Agreement, Buckeye shall pay NCC a $1,400,000 fee.

         8.03 EFFECT OF TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, except for the payment of the fee provided for in Section 8.01(d)(ii) or 8.02 of this Agreement, no party hereto, or any of its directors or officers, shall have any liability or further obligation to the other party to this Agreement in the event of the termination of this Agreement, except in the event of any such termination arising out of the intentional or willful breach by the other party of this Agreement; PROVIDED, HOWEVER, that termination of this Agreement under Section 8.01(d)(ii) shall not be deemed to be, or give rise to, an intentional or willful breach.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in Articles III and IV shall survive the Effective Time.

         9.02 NOTICES. All notices and other communications by NCC or Buckeye hereunder shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or posted by United States registered or certified mail, with postage prepaid, addressed as follows:

                  (a)   If to NCC:

                             National City Corporation
                             1900 East Ninth Street, 34th Floor
                             Cleveland, Ohio  44114-3484
                             Attention:     Jeffrey M. Biggar,
                                            Director of Corporate Planning

                        Copy to:

                             National City Corporation
                             1900 East Ninth Street, 17th Floor
                             Cleveland, Ohio  44114-3484
                             Attention:     Robert T. Williams, Esq.,
                                            General Counsel

                        And to:

                             Jones, Day, Reavis & Pogue
                             North Point
                             901 Lakeside Avenue
                             Cleveland, Ohio  44114
                             Attention:     Dennis W. LaBarre, Esq.

                  (b)   If to Buckeye:

                             Buckeye Financial Corporation
                             36 East Gay Street
                             Columbus, Ohio  43215
                             Attention:     Michael J. McMennamin,
                                            Chief Executive Officer

                        Copy to:

                             Vorys, Sater, Seymour and Pease
                             52 East Gay Street
                             P.O. Box 1008
                             Columbus, Ohio  43216-1008
                             Attention:     Philip C. Johnston, Esq.

or to such other address or addresses as NCC or Buckeye may from time to time designate with respect to itself by notice as provided herein, except that notices of a change of address shall be effective only upon receipt.

         9.03 ASSIGNMENT. No party shall assign or delegate this Agreement or any rights, interests or obligations hereunder without the prior written consent of the other party, except that NCC may assign, in its sole discretion, any or all of its rights and interests to any of its direct or indirect wholly-owned subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.04 WAIVER. Any party hereto may, by written notice to the other parties hereto, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.05 ENTIRE AGREEMENT. Except as set forth in contemporaneous written instruments signed by the parties hereto, this Agreement, together with the NCC Disclosure Letter, the Buckeye Disclosure Letter and the exhibits to this Agreement which are hereby incorporated into this Agreement by reference, supersedes any other agreement, whether written or oral, that may have been made or entered into by NCC and Buckeye (or by any officer or officers of such parties) relating to the matters contemplated hereby, and constitutes the entire agreement by the parties.

         9.06 AMENDMENTS, SUPPLEMENTS, ETC. (a) Subject to the provisions of the GCL and the ORC, at any time before or after the approval of the Agreement by the shareholders of Buckeye, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purpose hereof as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement, or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

                  (b) In the event that any governmental agency requests or requires that the transactions contemplated herein be modified in any respect as a condition of providing a necessary regulatory approval or favorable ruling, Buckeye and NCC shall cooperate in, and take all reasonable steps necessary for, such restructuring, provided that such restructuring is not materially adverse to either Buckeye or to NCC.

         9.07 DELEGATION. To the extent permitted by law and the organizational documents of the respective parties hereto, the powers of the Board of Directors of any party under and with respect to this Agreement may be delegated by such Board of Directors to the Executive Committee of such Board or by such Board (or by the Executive Committee to the extent any matter has been delegated to such Committee by the Board) to any officer or officers of such party, and any notices, consents or other actions referred to in this Agreement to be given or taken by any party may be given or taken on its behalf by any officer so authorized, and the other parties hereto may rely thereon.

         9.08 LIMITATIONS ON RIGHTS OF THE PARTIES. Except for the provisions of Section 5.02(e) of this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties, their permitted successors or assigns, and their respective shareholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         9.09 CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         9.10     GOVERNING LAW.   This Agreement shall be governed by and
construed and interpreted in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, NCC and Buckeye have caused this Agreement to be duly executed and attested as of the date first above written.

BUCKEYE FINANCIAL CORPORATION                 NATIONAL CITY CORPORATION

By /s/ Michael J. McMennamin           By /s/ Gregory L. Tunis
   -----------------------------------    -------------------------------------
  Name:                                   Name: Gregory L. Tunis
  Title: Chairman                                Title: Senior Vice President

Attest:                                 Attest:



/s/ Robert W. Strouse                     /s/ Robert T. Williams
  -------------------------------            ----------------------------------
 Name:                               Name: Robert T. Williams

 Title: Secretary                          Title: Senior Vice President and
                                                   Secretary

                              INDEX TO DEFINITIONS
                              --------------------


                                                                Location of
Abbreviations                                                   Definitions
-------------                                                   -----------

1933 Act                                                        Section  3.08

1934 Act                                                        Section  3.08

Acquisition Transactions                                        Section  5.03(c)

Affiliated Organizations                                        Section  4.18

Agreement                                                       Recital

BHCA                                                            Recital

Benefit Plans                                                   Section  4.18

Buckeye                                                         Recital

Buckeye Common                                                  Section  2.03(a)

Buckeye Disclosure Letter                                       Section  4.01(b)

Buckeye Financial Statements                                    Section  4.05

Buckeye Reports                                                 Section  4.10

Buckeye Subsidiaries                                            Section  4.01(b)

Buckeye Subsidiary                                              Section  4.01(b)

Buckeye Unaudited Year-End
 Financial Statements                                           Section  4.05(b)

COBRA                                                           Section  4.18

Closing                                                         Section  6.01

Closing Date                                                    Section  6.01

Code                                                            Section  4.18

Constituent Corporations                                        Section  1.01

Disclosed Loans                                                 Section  4.19(b)

Dissenting Shares                                                Section 2.03(a)

Effective Time                                                   Section 1.02

ESOP                                                             Section 4.18

Environmental Laws                                               Section 4.22(b)

ERISA                                                            Section 4.18

Exchange Agent                                                   Section 2.04

FDIC                                                             Section 4.01(c)

FRB                                                              Section 3.03

GCL                                                              Section 1.01

HOLA                                                             Recital

HSR Filings                                                      Section 3.03

Hazardous Material                                               Section 4.22(a)

IRS                                                              Section 4.09

Merger                                                           Section 1.01

NCC                                                              Recital

NCC Common                                                       Section 2.02

NCC Disclosure Letter                                            Section 3.01(b)

NCC Financial Statements                                         Section 3.05

NCC Preferred                                                    Section 3.04(a)

NCC Reports                                                      Section 3.08

NCC Subsidiaries                                                 Section 3.01(b)

NCC Subsidiary                                                   Section 3.01(b)

NYSE                                                             Section 2.05

OCC                                                              Section 3.03

ORC                                                              Section 1.01

OTS                                                              Section 3.03

Pension Plans                                                    Section 4.18

Person                                                           Section 4.22(a)

Property                                                         Section 4.22(a)

Proxy Statement                                                  Section 5.01(c)

Registration Statement                                           Section 5.01(c)

SAIF                                                             Section 4.01(c)

SEC                                                              Section 3.08

Securities Laws                                                  Section 3.08

Surviving Corporation                                            Section 1.01

Thrift                                                           Section 4.01(c)

Welfare Plans                                                    Section 4.18

                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER
                               ------------------


         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of October 23, 1990 (the "Amendment"), by and between National City Corporation, a Delaware corporation and registered bankholding company ("NCC"), and Buckeye Financial Corporation, an Ohio corporation and registered savings and loan holding company ("Buckeye");


                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, NCC and Buckeye have entered into an Agreement and Plan of Merger dated as of March 1, 1990 (the "Agreement"); and

         WHEREAS, NCC and Buckeye desire to amend the Agreement pursuant to
Section 9.06 of the Agreement;

         NOW, THEREFORE, in consideration of the mutual agreement hereinafter contained, NCC and Buckeye agree as follows:

         1. Section 8.01(b) (ii) of the Agreement is hereby amended by deleting the phrase "December 31, 1990" and inserting therefor the phrase "February 28, 1991."

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed and attested thereto as of the date first above written.

BUCKEYE FINANCIAL CORPORATION            NATIONAL CITY CORPORATION

By /s/ Michael H. Thomas                 By /s/ David A. Daberko
   ----------------------------------       -----------------------------------
Name:    Michael H. Thomas               Name:    David A. Daberko
Title:   Chairman                        Title:   Deputy Chairman


Attest: /s/ Robert W. Strouse            Attest: /s/ Robert T. Williams
      -------------------------------          --------------------------------
Name:    Robert W. Strouse               Name:    Robert T. Williams
Title:   Secretary                       Title:   General Counsel & Secretary

                                 CERTIFICATE OF
                           THE CHAIRMAN OF THE BOARD
                                AND SECRETARY OF
                         BUCKEYE FINANCIAL CORPORATION
                         -----------------------------


         The undersigned, Michael H. Thomas, Chairman of the Board, and Robert
W. Strouse, Secretary, of Buckeye Financial Corporation, an Ohio corporation ("Buckeye"), do hereby certify that:

         1. The Agreement and Plan of Merger dated as of March 1, 1990 and amended on October 23, 1990 (the "Agreement and Plan of Merger"), by and between Buckeye and National City Corporation, a Delaware corporation, to which this certificate is attached, was duly approved by the Board of Directors of Buckeye in accordance with Section 1701.79(D) of the Ohio Revised Code at a meeting duly called and held on February 19, 1990, at which a quorum was present and acting throughout.

         2. The Agreement and Plan of Merger was submitted to and adopted by the vote of the holders of two-thirds of the outstanding voting shares of Buckeye in accordance with Section 1701.79(D) of the Ohio Revised Code at its annual meeting duly called and held on December 5, 1990, at which a quorum was present and acting throughout.

         IN WITNESS WHEREOF, Michael H. Thomas, Chairman of the Board, and Robert W. Strouse, Secretary, of Buckeye, acting for and on behalf of Buckeye, have hereunto subscribed their names this 24th day of January, 1991.


                                    /s/ Michael H. Thomas
                                    ----------------------------------
                                    Michael H. Thomas,
                                    Chairman of the Board


                                    /s/ Robert W. Strouse
                                    ----------------------------------
                                    Robert W. Strouse,
                                    Secretary

                                CERTIFICATE OF
                            CHAIRMAN OF THE BOARD
                               AND SECRETARY OF
                          NATIONAL CITY CORPORATION
                          -------------------------


        The undersigned, Edward B. Brandon, Chairman of the Board, and Robert
T. Williams, Secretary, of National City Corporation, a Delaware corporation, ("NCC"), do hereby certify as follows:

        1. The Agreement and Plan of Merger dated as of March 1, 1990 and amended on October 23, 1990, (the "Agreement and Plan of Merger"), by and between NCC and Buckeye Financial Corporation,an Ohio corporation, to which this Certificate is attached, was adopted and approved by the Board of Directors of NCC in accordance with Sections 252(c) and 251(f) of the General Corporation Law of the State of Delaware at a meeting duly called and held on April 23, 1990, at which a quorum was present and acting throughout.

        2. The Agreement and Plan of Merger was adopted and approved by the Board of Directors of NCC pursuant to Sections 252(c) and 251(f) of the General Corporation Law of the State of Delaware; the Agreement and Plan of Merger was not required to be and was not submitted to the stockholders of NCC. As of the date of this Certificate, the outstanding shares of NCC were such as to render applicable subsection 251(f) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Edward B. Brandon, Chairman of the Board, and Robert T. Williams, Secretary, of NCC, acting for and on behalf of NCC, have hereunto subscribed their names this 24th day of January, 1991.









                                            /s/ Edward B. Brandon
                                            -------------------------------
                                            Edward B. Brandon,
                                            Chairman of the Board


                                            /s/ Robert T. Williams
                                            -------------------------------
                                            Robert T. Williams,
                                            Secretary







5257m

                               State of DeLaware

                        Office of the Secretary of State

                        ---------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF APRIL, A.D. 1991, AT 10 O'CLOCK A.M.



































                                           /s/ Edward J. Freel
                  [SEAL OF THE             -----------------------------------
                  SECRETARY'S OFFICE,      Edward J. Freel, Secretary of State
                  STATE OF DELAWARE]
                                           AUTHENTICATION:

O784371    8100                                             8779755
971405379
                                                     DATE:

                                                            11-26-97

                           CERTIFICATE OF DESIGNATION

                             RIGHTS AND PREFERENCES

                                     OF THE

                   8% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                               WITHOUT PAR VALUE

                                       OF

                           NATIONAL CITY CORPORATION

                   ------------------------------------------

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                   ------------------------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 5,000,000 shares of preferred stock, without par value, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

         SECOND: The Board of Directors of the Corporation, at a meeting duly held and called on March 11, 1991, authorized the issuance, the public offering and the sale of shares of Preferred Stock of the Corporation and authorized the Pricing Committee of the Board of Directors to approve any underwriting agreement, placement agreement, agency or distribution agreement or similar agreement for the distribution of the Preferred Stock; the term of any series of Preferred Stock; the price at which, the title, date, form and number of shares of which, the Preferred Stock shall be offered to the public; the underwriting discount, agency fees or similar selling costs; the period or periods within which, and the price at which, the

Preferred Stock may be redeemed by the Corporation, if any; to approve or ratify the Registration Statement for the Preferred Stock and all amendments and supplements thereto; to fix the terms at which the Preferred Stock can be converted into the common stock, par value $4.00 per share, of the Corporation ("Common Stock") and to reserve the number of shares of Common Stock as may be issuable upon the conversion of any such series of Preferred Stock; to establish such other terms and make such other changes in the terms of the proposed issues of Preferred Stock; and to approve all the forms of instruments relating thereto, and any changes therein, not inconsistent with the foregoing, as such Committee shall deem to be desirable and in the best interests of the Corporation.

         THIRD: The Pricing Committee of the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting dated April 11, 1991, did duly adopt the following resolutions providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the 8% Cumulative Convertible Preferred Stock, without par value, of the Corporation.

         NOW, THEREFORE, BE IT RESOLVED, that the Pricing Committee of the Board of Directors, pursuant to authority vested in it by the Board of Directors and in accordance with the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, hereby approves the issuance of a series of Preferred Stock, without par value, of the Corporation ("Preferred Stock") and hereby fixes the designation of such series and the powers, preferences, rights, and qualifications, limitations and restrictions thereof in addition to those set forth in said Restated Certificate of Incorporation, as amended, as follows:

         1. DESIGNATION. The designation of the series of Preferred Stock created by this resolution shall be 8% Cumulative Convertible Preferred Stock, without par value, of National City Corporation (the "Corporation") (hereinafter referred to as "New Preferred Stock"), and the number of shares constituting such series shall be 800,000, which number may be increased (but not above the total number of shares of Preferred Stock of the Corporation) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors. The New Preferred Stock shall rank prior to the common stock of the Corporation, par value $4.00 per share ("Common Stock"), with respect to the payment of dividends and the distribution of assets.

         2.    DIVIDEND RIGHTS.

               (a) The holders of shares of New Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash



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




dividends, accruing from April 19, 1991, at the annual rate of 8% per annum, and no more, payable, when and as declared by the Board of Directors, quarterly on February 1, May 1, August 1, and November l of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing August 1, 1991, at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The date of initial issuance of shares of New Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the New Preferred Stock
(i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

               (b) Dividends on shares of New Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking junior to or on a parity with the New Preferred Stock as to dividends, no dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the New Preferred Stock for all dividend periods terminating on or prior to the date of payment of such dividends. If dividends on the New Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the New Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Corporation shall make payments ratably upon all outstanding shares of the New Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the New Preferred Stock and on such other series of Preferred Stock to the date of such dividend payment. Holders of shares of the New Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

               (c) Unless full cumulative dividends on all outstanding shares of the New Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to the New Preferred




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



Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared upon the Common Stock or upon any other stock ranking junior to the New Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the New Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the New Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up).

         3.       LIQUIDATION PREFERENCES.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of New Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders an amount equal to $250 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Corporation ranking junior to the New Preferred Stock as to the distribution of assets. After payment of such liquidating distributions, the holders of shares of New Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                  (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the New Preferred Stock and any other shares of Preferred Stock ranking on a parity with the New Preferred Stock as to the distribution of assets, the holders of New Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

                  (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

         4.       REDEMPTION.

                  (a) The Corporation, at its option, may redeem any or all shares of New Preferred Stock, at any time or from time to time, on or after May 1, 1996, at a redemption price of $260 per share during the period from May 1, 1996 through but not including May 1, 1997, and thereafter at the redemption prices set forth below during the 12-month period beginning on May l of the years shown below, plus in each case an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price"):

                   Year                        Redemption Price Per Share
                   ----                        --------------------------
                   1997                                   $258
                   1998                                   $256
                   1999                                   $254
                   2000                                   $252
                   2001 and thereafter                    $250

                  (b) If less than all the outstanding shares of New Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

                  (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of New Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state:
(i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (iv) the number of shares of New Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (v) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vi) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Corporation shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York or the City of Cleveland, State of Ohio and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the New Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of New Preferred Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price.

                  (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the New Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of New Preferred Stock unless all outstanding shares of New Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of New Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of New Preferred Stock for the purchase of all outstanding shares thereof.

         5. CONVERSION RIGHTS. The holders of shares of New Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

              (a) Shares of New Preferred Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion price of $41.95 per share of Common Stock (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of New Preferred Stock will be valued at $250. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of New Preferred Stock surrendered for conversion prior to the record date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of stockholders entitled to such dividends. If any shares of New Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.


              (b) In order to convert shares of New Preferred Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the New Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares or any fraction of a share of New Preferred Stock having a denominator of five, each such fractional interest, measured in one-fifths, being valued for purposes of conversion at $50; references in this Section 5 to the conversion of any share of New Preferred Stock shall also apply, MUTATIS MUTANDIS, to such fractional interests. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of New Preferred

Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of New Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for New Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of New Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

         (c) In the case of any share of New Preferred Stock which is converted after any record date with respect to the payment of a dividend on the New Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of New Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the New Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of New Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of New Preferred Stock being surrendered for conversion. The dividend with respect to a share of New Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the New Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of New Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of New Preferred Stock need not include a payment of such dividend amount upon surrender of such share of New Preferred Stock for conversion. Except as provided in this subsection, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of New Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

         (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of New Preferred Stock. If more than one share of New Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of New Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, determined as provided in subsection (vi) of
Section 5(e) below, on the date on which the shares of New Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

         (e) The Conversion Price shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                  (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at anytime outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
         The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

                  (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subsection (ii) above, any dividend or distribution paid in cash out of the retained earnings of the Corporation and any dividend or distribution referred to in subsection
         (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the New Preferred Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (v) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).

                  (vi)      For the purpose of any computation under subsections
         (ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is no longer listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                  (vii) No adjustment in the Conversion Price for the New Preferred Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the transfer agent for the New Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of New Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

         (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of New Preferred Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property receivable upon such consolidation, merger, sale or exchange by a holder of the number of shares of Common Stock issuable upon conversion of such shares of New Preferred Stock immediately prior to such consolidation, merger or sale. Provision shall be made for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5(e). The provisions of this Section 5(g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

         (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of New Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of New Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

         (i) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Section 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of New Preferred Stock then outstanding.

         (k)      In the event that:

                  (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                  (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

                     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs;

the Corporation shall cause to be mailed to the holders of record of New Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

         6. VOTING RIGHTS. Other than as required by applicable law, the New Preferred Stock shall not have any voting powers either general or special, except that:

                  (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the New Preferred Stock, and any one or more other series of Preferred Stock of the Corporation similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the New Preferred Stock and any such other series of Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation, as amended, or of any amendment or supplement thereto (including any Certificate of Designation or any similar document relating to any series of Preferred Stock) of the Corporation, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the New Preferred Stock and any such other series of preferred Stock.

                  (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the New Preferred Stock and any other series of Preferred Stock of the Corporation ranking on parity with shares of the New Preferred Stock, either as to dividends or the distribution of assets upon liquidation, dissolution or winding up, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the New Preferred Stock and any such other series of Preferred Stock of the Corporation shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Corporation ranking prior to the New Preferred Stock and any other series of Preferred Stock of the Corporation ranking on a parity with the New Preferred Stock as to dividends or upon the distribution of assets upon liquidation, dissolution or winding up. Subject to the foregoing, the Corporation's Restated Certificate of Incorporation, as amended, may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the New Preferred Stock.

         (c) Whenever, at any time or times, dividends payable on the shares of New Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the New Preferred Stock at the time outstanding, the holders of the outstanding shares of New Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more other series of Preferred Stock ranking on a parity with the New Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of New Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of New Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of New Preferred Stock (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) as hereinafter set forth. The right of the holders of New Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any one or more other series of Preferred Stock ranking on such a parity) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the New Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                  (d) Each director elected by the holders of shares of New preferred Stock shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term all dividends on the New Preferred Stock shall have been paid in full. If the office of any director elected by the holders of New Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of New Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders and the special voting powers vested in the holders of New Preferred Stock as provided in this subsection (d) shall have expired, the number of directors shall be such number as may be provided for in the Restated Certificate of Incorporation, as amended, or the First Restatement of the By-Laws, as amended, irrespective of any increase made pursuant to the provisions of this subsection (d).

         7. REACQUIRED SHARES. Shares of New Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred Stock without designation as to series.

         8. NO SINKING FUND. Shares of New Preferred Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the New Preferred Stock.

FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized, for and on behalf of and in the name of the Corporation, to file a copy of the foregoing resolution with the Secretary of State of the State of Delaware in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, NATIONAL CITY CORPORATION, has caused this Certificate of Designation to be signed by Edward B. Brandon, its Chairman and Robert T. Williams, its Secretary, and its Corporate Seal to be hereunder affixed this 18th day of April, 1991.

                                NATIONAL CITY CORPORATION

[Seal]

                                By /s/ Edward B. Brandon
                                   ---------------------------------
                                   Edward B. Brandon, Chairman

Attest: /s/ Robert T. Williams
       ---------------------------
       Robert T. Williams, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

DESIGNATION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE

TWENTY-FOURTH DAY OF APRIL, A.D. 1991, AT 4 O'CLOCK P.M.




                                            /s/ Edward J. Freel
                  [SEAL OF THE              -----------------------------------
                  SECRETARY'S OFFICE        Edward J. Freel, Secretary of State
                  STATE OF DELAWARE]

                                            AUTHENTICATION:  8779756
                                                      DATE:  11-26-97
0784371        8100

971405379

                        CERTIFICATE REGARDING ADJUSTABLE
                      RATE CUMULATIVE PREFERRED STOCK AND
                    SERIES A CONVERTIBLE PREFERRED STOCK OF
                           NATIONAL CITY CORPORATION



                    --------------------------------------

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware

                    --------------------------------------

                  NATIONAL CITY CORPORATION, (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY that, pursuant to authority conferred upon its Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to the provisions of Section 151 of the GCL, the Board of Directors of the Corporation, at a meeting duly called and held on April 22, 1991, did duly adopt the following resolutions:

SERIES A CONVERTIBLE PREFERRED STOCK

                  WHEREAS, the Corporation filed a Certificate of Designation (the "Series A Convertible Preferred Stock Certificate of Description") with the Secretary of State of Delaware on November 8, 1984 pursuant to the provisions of
Section 151 of the GCL, with respect to the rights and preferences of the series of Preferred Stock of the Corporation designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"); and

                  WHEREAS, all of the 2,667,190 issued and outstanding shares of Series A Convertible Preferred Stock were redeemed by the Corporation or were duly converted by the holders thereof on or before March 3, 1986;

                  NOW, THEREFORE, BE IT RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the GCL, none of the authorized shares of the Series A Convertible Preferred Stock are outstanding on the date hereof, and none shall be issued subject to the Series A Convertible Preferred Stock Certificate of Designation on or after the date hereof.

                  FURTHER RESOLVED that all shares of the Series A Convertible Preferred Stock which have been redeemed by the Corporation or converted by the holders thereof shall be and hereby are restored to the status of authorized but unissued shares of Preferred Stock of the Corporation without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK

                  WHEREAS, the Corporation filed a Certificate of Designation (the "Adjustable Rate Cumulative Preferred Stock certificate of Designation") with the Secretary of State of Delaware on November 8, 1984, pursuant to the provisions of Section 151 of the GCL, with respect to the rights and preferences of the series of Preferred Stock of the corporation designated Adjustable Rate Cumulative Preferred Stock (the "Adjustable Rate Cumulative Preferred Stock"); and

                  WHEREAS, all of the 12,000 issued and outstanding shares of Adjustable Rate Cumulative Preferred Stock were redeemed by the Corporation on or before March 1, 1986;

                  NOW, THEREFORE, BE IT RESOLVED that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the GCL, none of the authorized shares of the Adjustable Rate Cumulative Preferred Stock are outstanding on the date hereof, and none shall be issued subject to the Adjustable Rate Cumulative Preferred Stock Certificate of Designation on or after the date hereof.

                  FURTHER RESOLVED that all shares of the Adjustable Rate Cumulative Preferred Stock which have been redeemed by the Corporation shall be and hereby are restored to the status of authorized but unissued shares of Preferred Stock of the Corporation without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

GENERAL AUTHORIZATION

                  RESOLVED that the officers of the Corporation are hereby authorized and directed to file a copy of the foregoing resolutions with the Secretary of State of the State of Delaware in accordance with the provisions of
Section 103 and 151 of the GCL.

                  FURTHER RESOLVED that the officers of the Corporation, and any one or more of them, are hereby authorized and empowered to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they may deem necessary or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, National City Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chairman and its Secretary this 23rd day of April, 1991.

[SEAL]                                   /s/ Edward B. Brandon
                                         -----------------------------------
                                           Edward B. Brandon, Chairman
/s/ Robert T. Williams
------------------------------
Robert T. Williams, Secretary








2323D

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "MERCHANTS NATIONAL CORPORATION", A DELAWARE CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1992, AT 3 O'CLOCK P.M.










                                         /s/ Edward J. Freel
                 [SEAL OF THE           ----------------------------------------
                 SECRETARY'S OFFICE     Edward J. Freel, Secretary of State
                 STATE OF DELAWARE]
0784371  8100M                          AUTHENTICATION:   8779757

971405379                                         DATE:   11-26-97

(1458/WJA)                                              STATE OF DELAWARE
12/28/92                                               SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 03:00 PM 12/29/1992
                                                       732364079 - 784371




                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                         MERCHANTS NATIONAL CORPORATION
                                 WITH AND INTO
                           NATIONAL CITY CORPORATION



         Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the Chairman and Secretary of National City Corporation, a Delaware corporation, DO HEREBY CERTIFY on behalf of such corporation that:

         1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are Merchants National Corporation, a Delaware corporation ("MNC") and National City Corporation, a Delaware corporation ("NCC").

         2. OWNERSHIP OF MNC STOCK. NCC is the owner of one hundred percent (100%) of the issued and outstanding common stock, par value Four and 00/100ths Dollars ($4.00) per share, of MNC, which is the only class of stock authorized for MNC.

         3. APPROVAL. The Board of Directors of NCC adopted the following resolution at its regular Meeting duly called and held on December 14, 1992:

            "RESOLVED, that Merchants National Corporation ("MCHN") a Delaware Corporation, be merged into the Corporation.

            "FURTHER RESOLVED, that the Plan of Merger by and between the Corporation and MCHN ("Plan") in the form presented at this meeting and incorporated herein by this reference, be and hereby is approved with such changes or corrections as the officers of the Corporation executing the same deem, in their sole discretion, necessary or appropriate (such approval to be conclusively evidenced by their execution thereof).

            "FURTHER RESOLVED, that the Chairman, either Deputy Chairman, Vice Chairman, or any Executive Vice President of the Corporation ("Authorized Officer") and each of them, be and hereby are authorized, of and or behalf and in the name of the Corporation, to execute and deliver, at such times as the officer(s) executing the same deem appropriate, any other agreements, documents and other instruments which the officer(s) executing the same may deem in their sole discretion, necessary or appropriate in connection therewith.

            "FURTHER RESOLVED, that if in connection with the merger pursuant to the Plan, any application, notice or other instrument must be filed by the Corporation, any officer of the Corporation be and hereby is authorized, for and on behalf and in the name of the Corporation, to file any such application or other instrument or give such notice and to take all such action as may be required to effect the merger and if in connection therewith any particular form of, resolution shall be required such resolution is deemed adopted provided a copy shall be inserted with the records of this meeting.

            "FURTHER RESOLVED, that the Officers of the Corporation, and any one or more of them, are hereby authorized and empowered to execute, certify, deliver, file and record any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they, or any one of them, may deem necessary or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions."

         4. EFFECTIVE TIME. The merger of MNC with and into NCC will become effective at the later of the following: (a) the time at which the Certificate of Merger is filed with the Secretary of State of Delaware and (b) 12:01 A.M., Eastern Standard Time, on January 1, 1993.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on behalf of NCC as of this 23rd day of December, 1992.


                                        NATIONAL CITY CORPORATION


                                        By /s/ David A. Daberko
                                          -------------------------------
                                          David A. Daberko
                                          Deputy Chairman


Attest:


/s/ David L. Zoeller
-------------------------------
David L. Zoeller, Secretary

(1453/WJA)
12/15/92




                                 PLAN OF MERGER
                                       OF
                         MERCHANTS NATIONAL CORPORATION
                                      INTO
                           NATIONAL CITY CORPORATION



         This Plan of Merger dated as of December 21, 1992, adopted and made by and between National City Corporation ("NCC"), a Delaware corporation, and Merchants National Corporation ("MNC"), a Delaware corporation and a wholly-owned subsidiary of NCC.

         WHEREAS, the respective Boards of Directors of NCC and MNC deem the merger of MNC with and into NCC, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective corporations and their shareholders;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

         1. THE MERGER. Subject to the terms and conditions of the Plan of Merger, at the effective time of the merger of MNC with and into NCC (the "Merger"), which shall be 12:01 a.m. January 1, 1993 (the "Effective Time"), MNC shall be merged with and into NCC, pursuant to and with the effect provided in Section 253 of the Delaware General Corporation Law ("DGCL"). At the Effective Time, the separate corporate existence of MNC shall cease and NCC shall continue as the surviving corporation (the "Surviving Corporation").

         2. EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto at the Effective Time: the separate corporate existence of NCC, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the merger; the title to all real estate and other property owned by MNC and NCC shall be vested in the Surviving Corporation without revision or impairment; the Surviving Corporation shall have all liabilities of MNC and NCC. including, but not limited to, MNC's (i) the Indenture dated as of October 1, 1989 between MNC and Manufacturers Hanover Trust Company, as Trustee, for 9 7/8% Subordinated Notes due 1999, (ii) the Indenture dated as of April 1, 1990 between MNC and The First National Bank of Chicago, as Trustee (Harris Trust and Savings Bank is the Successor Trustee) for Senior Debt Securities and (iii) the promissory notes issued by MNC in 1989 to six (6) of the former shareholders of Commercial Bank and Trust Company, Alexandria, Indiana; a proceeding pending against either corporation may be continued as if the Merger did not occur or NCC may be substituted in the proceeding; and neither the rights of the creditors nor any liens upon the property of either corporation shall be impaired by the Merger; and, the separate existence of MNC shall cease.

         3. ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the by-laws of NCC In effect immediately prior to the Effective Time shall be the Articles of Incorporation and the by-laws of the Surviving Corporation, until amended in accordance with applicable law.

         4. OFFICERS AND DIRECTORS. At the Effective Time, the officers and the board of directors of NCC, serving as officers and directors immediately prior to the Effective Time shall become the officers and board of directors of the Surviving Corporation.

         5. OWNERSHIP OF MNC STOCK. The authorized capital stock of MNC is one hundred (100) shares of common, par value Four and 00/100ths Dollars ($4.00) per share, all of which are issued, outstanding and owned by NCC.

         6. STOCK OF THE SURVIVING CORPORATION. The authorized number and par value of shares of all classes of capital stock of NCC immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of capital stock of the Surviving Corporation from and after the Effective time. Each share of common stock par value $4.00 per share of NCC issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock par value $4.00 per share of the Surviving Corporation from and after the Effective Time. At the Effective Time, the stock of MNC shall be cancelled.

         7. FURTHER ASSURANCES. If at any time NCC shall determine that additional conveyances, documents or other action are necessary to carry out the provisions of the Plan of Merger, the officers and directors of NCC, as of the effective date of this merger, shall execute such conveyances or documents, or take such action as they deem necessary and proper to effectuate the Plan of Merger.

         8. FILING. A copy of this Agreement shall be filed in the office of the Secretary of State of the State of Delaware. Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the DGCL.

         9. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

         10. THIRD PARTIES. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than MNC, NCC or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         11. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.


                                       NATIONAL CITY CORPORATION


                                       By:
                                          -----------------------------

                                       Title:
                                             --------------------------



                                        MERCHANTS NATIONAL CORPORATION


                                       By:
                                          -----------------------------

                                       Title:
                                             --------------------------

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 1993, AT 12 O'CLOCK P.M.











                                        /s/ Edward J. Freel
                 [SEAL OF THE           ----------------------------------------
                 SECRETARY'S OFFICE     Edward J. Freel, Secretary of State
                 STATE OF DELAWARE]
0784371  8100                           AUTHENTICATION:   8779758

971405379                                         DATE:   11-26-97

(#239.1)CEL                                             STATE OF DELAWARE
5-10-93                                                SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 12:00 PM 05/20/1993
                                                       931415204 - 784371






                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION



         NATIONAL CITY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST, That a meeting of the Directors of the Corporation was duly called and held on February 22, 1993, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 26, 1993.

         SECOND, THAT thereafter a meeting of the stockholders of the Corporation was duly called and held on April 26, 1993, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

         "FOURTH. The Corporation is authorized to issue a total of three hundred fifty-five million (355,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, three hundred fifty million (350,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

         IN WITNESS WHEREOF, William R. Robertson, Deputy Chairman of the Corporation, and David L. Zoeller, Secretary of the Corporation, acting for and on its behalf, have hereunto subscribed their names and caused the seal of the Corporation to be affixed hereto on May 10, 1993.


                                        NATIONAL CITY CORPORATION


                                        By /s/ William R. Robertson
                                          ----------------------------------
                                          William R. Robertson
                                          Deputy Chairman


[Seal]

                                        Attest /s/ David L. Zoeller
                                              ------------------------------
                                              David L. Zoeller
                                              Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "OHIO BANCORP", A OHIO CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWELFTH DAY OF OCTOBER, A.D. 1993, AT 11:30 O'CLOCK A.M.





                                           /s/ Edward J. Freel
              [SEAL OF THE         ----------------------------------------
              SECRETARY'S OFFICE   Edward J. Freel, Secretary of State
              STATE OF DELAWARE]
                                   AUTHENTICATION: 8779759
0784371  8100M
                                             DATE: 11-26-97



971405379

                                                                        10-12-93


                             CERTIFICATE OF MERGER

                                    MERGING

                                  OHIO BANCORP

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION


         Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the Chairman and the Secretary of National City Corporation, a Delaware corporation, DO HEREBY CERTIFY on behalf of such corporation that:

         1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are National City Corporation, a Delaware corporation ("NCC"), and Ohio Bancorp, an Ohio corporation ("OHBC").

         2. APPROVAL. An Agreement and Plan of Merger dated as of April 1, 1993, as amended, (the "Agreement of Merger"), by and between OHBC and NCC setting forth the agreement of merger whereby OHBC will merge with and into NCC (the "Merger"), has been approved, adopted, certified, executed and acknowledged in accordance with subsection (c) of Section 252 of the DGCL.

         3. SURVIVING CORPORATION. NCC shall be the surviving corporation and will retain its name, National City Corporation.

         4. CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of NCC in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. An executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation, National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. A copy of the Agreement of Merger may be obtained by any stockholder of NCC or any shareholder of OHBC without cost upon written request to NCC, mailed to the address listed in paragraph 5 above.

         7. AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of OHBC consists of 20,000,000 shares of common stock, no par value.

         8. EFFECTIVE TIME. The Merger will become effective at the later of the following: (a) the later of the times at which the Certificate of Merger is filed with the Secretary of State of Delaware and the Secretary of State of Ohio, and (b) 12:01 a.m., Eastern Daylight Savings Time, on October 12, 1993.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on behalf of National City Corporation as of this 7th day of October, 1993.

                                        NATIONAL CITY CORPORATION



                                        By: /s/ Edward B. Brandon
                                           ------------------------------
                                           Edward B. Brandon, Chairman


Attest:


/s/ David L. Zoeller
-----------------------------
David L. Zoeller, Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "CENTRAL INDIANA BANCORP", A INDIANA CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF DECEMBER, A.D. 1994, AT 3 O'CLOCK P.M.










                                          /s/ Edward J. Freel
                  [SEAL OF THE            ------------------------------------
                  SECRETARY's OFFICE      Edward J. Freel, Secretary of State
                  STATE OF DELAWARE]
0784371  8100M                            AUTHENTICATION:   8779760

971405379                                           DATE:   11-26-97

                                                                        12-29-94



                             CERTIFICATE OF MERGER

                                    MERGING

                            CENTRAL INDIANA BANCORP

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION



         Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the Chairman and the Secretary of National City Corporation, a Delaware corporation, DO HEREBY CERTIFY on behalf of such corporation that:

         1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are National City Corporation, a Delaware corporation ("NCC"), and Central Indiana Bancorp, an Indiana corporation ("CIB").


         2. APPROVAL. An Agreement and Plan of Merger dated as of July 25, 1994, as amended, (the "Agreement of Merger") by and between CIB and NCC setting forth the agreement of merger whereby CIB will merge with and into NCC (the "Merger"), has been approved, adopted, certified, executed and acknowledged in accordance with subsection (c) of Section 252 of the DGCL.

         3. SURVIVING CORPORATION. NCC shall be the surviving corporation and will retain its name, National City Corporation.

         4. CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of NCC in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. An executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation, National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. A copy of the Agreement of Merger may be obtained by any stockholder of NCC or any shareholder of CIB without cost upon written request to NCC, mailed to the address listed in paragraph 5 above.

         7. AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of CIB consists of 5,000,000 shares of common stock, no par value, and 2,000,000 shares of preferred stock.

         8. EFFECTIVE TIME. The Merger will become effective at the later of the following: (a) the later of the times at which the Certificate of Merger is filed with the Secretary of State of Delaware and the Secretary of State of Indiana, and (b) 12:01 a.m., Eastern Standard Time, on January 1, 1995.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on behalf of National City Corporation as of this 29th day of December, 1994.


                                        NATIONAL CITY CORPORATION


                                        By: /s/ Edward B. Brandon
                                           ---------------------------------
                                           Edward B. Brandon, Chairman


Attest:


/s/ David L. Zoeller
-------------------------------
David L. Zoeller, Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "UNITED BANCORP OF KENTUCKY, INC.", A KENTUCKY CORPORATION,
         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF JUNE, A.D. 1995, AT 10 O'CLOCK A.M.










                                      /s/ Edward J. Freel
                [SEAL OF THE          ----------------------------------------
                SECRETARY'S OFFICE    Edward J. Freel, Secretary of State
                STATE OF DELAWARE]
0784371  8100M                          AUTHENTICATION:   8779761

971405379                                         DATE:   11-26-97

                            CERTIFICATE OF MERGER
                                   MERGING
                       UNITED BANCORP OF KENTUCKY, INC.
                                WITH AND INTO
                          NATIONAL CITY CORPORATION



         Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the Chairman and Secretary of National City Corporation, a Delaware corporation. DO HEREBY CERTIFY on behalf of such corporation that:

1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are National City Corporation, a Delaware corporation, ("NCC"), and United Bancorp of Kentucky, Inc., a Kentucky corporation, ("UBK").

2. APPROVAL. An Agreement and Plan of Merger dated as of January 12, 1995, (the "Agreement of Merger"), by and among NCC, UBK and James L. Rose setting forth the agreement of merger whereby UBK will merge with and into NCC (the "Merger"), has been approved, adopted, certified, executed and acknowledged in accordance with subsection (c) of Section 252 of the DGCL.

3. SURVIVING CORPORATION. NCC shall be the surviving corporation and will retain its name, National City Corporation.

4. CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of NCC in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the surviving corporation.

5. AGREEMENT OF MERGER ON FILE. An executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation, National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

6. COPIES OF AGREEMENT OF MERGER. A copy of the Agreement of Merger may be obtained by any stockholder of NCC or any shareholder of UBK without cost upon written request to NCC, mailed to the address listed in paragraph 5 above.

7. AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of UBK consists of 2,000,000 shares of common stock Series A par value $10.00, 2,000,000 shares of common stock Series AA par value $10.00, 100,000 shares of preferred stock A par value $100.00, 100,000 shares of preferred stock AA par value

$100.00, 150,000 shares of preferred stock AAA par value $100.00, and 10,000 shares of preferred stock D, par value $10.00.

8. EFFECTIVE TIME. The Merger will become effective 12:01 a.m., Eastern Daylight Time, on July 1, 1995.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on behalf of National City Corporation as of this 29th day of June, 1995.


                                        NATIONAL CITY CORPORATION


                                        By /s/ Edward B. Brandon
                                          -------------------------------
                                          Edward B. Brandon, Chairman


Attest:


/s/ David L. Zoeller
-------------------------------
David L. Zoeller, Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "INTEGRA FINANCIAL CORPORATION", A PENNSYLVANIA CORPORATION, WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF MAY, A.D. 1996, AT 2:45 O'CLOCK P.M.










                                        /s/ Edward J. Freel
                 [SEAL OF THE           ----------------------------------------
                  SECRETARY'S OFFICE    Edward J. Freel, Secretary of State
                  STATE OF DELAWARE]
0784371  8100M                          AUTHENTICATION:   8779762

971405379                                         DATE:   11-26-97

                             CERTIFICATE OF MERGER

                                    MERGING

                         INTEGRA FINANCIAL CORPORATION

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION


         Pursuant to Section 252(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned, being the Chairman and the Secretary of National
City Corporation, a Delaware corporation, DO HEREBY CERTIFY on behalf of such corporation that:

         1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are National City Corporation, a Delaware corporation ("National City), and Integra Financial Corporation, a Pennsylvania corporation ("Integra").

         2. APPROVAL. An Agreement and Plan of Merger dated as of August 27, 1995, (the "Agreement of Merger"), by and between Integra and National City setting forth the agreement of merger whereby Integra will merge with and into National City (the "Merger"), has been approved, adopted, certified, executed and acknowledged in accordance with subsection (c) of Section 252 of the DGCL.

         3. SURVIVING CORPORATION. National City shall be the surviving corporation and will retain its name, National City Corporation.


         4. CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of National City in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. An executed copy of the Agreement of Merger is on file at the principal place of business of the surviving corporation, National City Corporation, National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. A copy of the Agreement of Merger may be obtained by any stockholder of National City or any shareholder of Integra without cost upon written request to National City, mailed to the address listed in paragraph 5 above.

         7. AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of Integra consists of 100,000,000 shares of common stock, par value $1.00 per share and 19,642,631 shares of preferred stock, no par value.

         8. EFFECTIVE TIME. The Merger will become effective 12:01 a.m., Eastern Daylight Savings Time, on May 3, 1996.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on behalf of National City Corporation as of this 2nd day of May, 1996.


                                        NATIONAL CITY CORPORATION


                                        By: /s/ David A. Daberko
                                           ---------------------------------
                                            David A. Daberko, Chairman

Attest:

/s/ David L. Zoeller
----------------------------
David L. Zoeller, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                     -------------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "INTEGRA HOLDING COMPANY", A DELAWARE CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF MAY, A.D. 1996, AT 3:30 O'CLOCK P.M.

                                           /s/ Edward J. Freel
                                           ------------------------------------
                                           Edward J. Freel, Secretary of State
0784371  8100M
                  [SEAL OF THE
971405479          SECRETARY'S OFFICE
                   STATE OF DELAWARE]      AUTHENTICATION:  8779837

                                           DATE:            11-26-97

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING


                            INTEGRA HOLDING COMPANY

                                      INTO

                           NATIONAL CITY CORPORATION

                                   * * * * *


         National City Corporation, a corporation organized and existing under the laws of The State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 17th day of August, 1972, pursuant to the Delaware General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of Integra Holding Company, a corporation incorporated on the 27th day of November, 1991, pursuant to the Delaware General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted "at a meeting held" on the 22nd day of April, 1996, determined to and did merge into itself said Integra Holding Company:

         RESOLVED, that National City Corporation merge, and it hereby does merge into itself Integra Holding Company and assumes all its obligations; and be it further

         RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of National City Corporation at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said National City Corporation has caused this Certificate to be signed by David A. Daberko, its Chairman & CEO, this 29th day of May, 1996.



                                   NATIONAL CITY CORPORATION


                                   By /s/ David A. Daberko
                                     ---------------------------------
                                     David A. Daberko
                                     Chairman & Chief Executive Officer

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                       ----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 1997, AT 9 O'CLOCK A.M.



                                        /s/ Edward J. Freel
                                        ------------------------------------
           [SEAL OF THE                 Edward J. Freel, Secretary of State
            SECRETARY'S OFFICE
            STATE OF DELAWARE]          AUTHENTICATION: 8779846

0784371  8100                           DATE: 11-26-97
971405379

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION

         National City Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST, that a meeting of the Directors of the Corporation was duly called and held on February 24, 1997, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 14, 1997.

         SECOND, that a meeting of the stockholders of the Corporation was duly called and held on April 14, 1997, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of the Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

         "FOURTH: The Corporation is authorized to issue a total of seven hundred five million (705,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, seven hundred million (700,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

         IN WITNESS WHEREOF, David A. Daberko, Chairman and Chief Executive Officer of the Corporation, acting for and on its behalf, have hereunto subscribed his name on November 4, 1997.

                                      National City Corporation

                                      By /s/ David A. Daberko
                                        ---------------------------------
                                        David A. Daberko, Chairman and
                                        Chief Executive Officer

STATE OF OHIO      )
                   )SS.
COUNTY OF CUYAHOGA )

BEFORE ME, a Notary Public in and for said County and State, personally appeared David A. Daberko, in his capacity as Chairman and Chief Executive Officer of the above-named corporation, National City Corporation, who acknowledged that he did sign the foregoing for and on behalf of that corporation, by authority of its board of directors, that the same is the act and deed of that corporation and is the act and deed of himself personally and as such officer, and that the facts stated therein are true.

IN TESTIMONY WHEREOF, I set my hand and official seal this 4th day of November, 1997.



                                        /s/ David P. Lewis
                                        ------------------------------
                                        Notary Public
                                        DAVID PAUL LEWIS, Atty. At Law
                                        NOTARY PUBLIC - STATE OF OHIO
                                        My Commission Has No Expiration Date
                                        SEC. 147.03 R.C.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                       ----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NATIONAL CITY CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 1998, AT 4:30 O'CLOCK P.M.



               [SEAL OF THE             /s/ Edward J. Freel
             SECRETARY'S OFFICE         ------------------------------------
             STATE OF DELAWARE]         Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8986042

                                        DATE:  03-23-98

0784371  8100

981109751

                           CERTIFICATE OF DESIGNATION

                             RIGHTS AND PREFERENCES

                                     OF THE

             6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1

                               WITHOUT PAR VALUE

                                       OF

                           NATIONAL CITY CORPORATION


                          ----------------------------
                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                          ----------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 5,000,000 shares of preferred stock, without par value, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions and designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

         SECOND: The Board of Directors of the Corporation, at a meeting duly held and called on January 12, 1998, authorized the issuance of shares of Preferred Stock of the Corporation in exchange for Fort Wayne National Corporation preferred stock and authorized the Pricing Committee of the Board of Directors to approve the term of any Series 1 Preferred Stock; the price at which, the title, date, form and number of shares of which, the Preferred Stock shall be offered to the public; the period or periods within which, and the price at which, the Preferred Stock may be redeemed by the Corporation, if any; to fix the terms at which the Preferred Stock can be converted into the common stock, par value $4.00 per share, of the Corporation ("Common Stock") and to reserve the number of shares of Common Stock as may be issuable upon the conversion of any such series of Preferred Stock; to establish such other terms and make such other changes in the terms of the proposed issues of Preferred Stock; and to approve all the forms of instruments relating thereto, and any changes therein, not inconsistent with the foregoing, as such Committee shall deem to be desirable and in the best interests of the Corporation.

         THIRD: The Pricing Committee of the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting dated February
2, 1998, did duly adopt the following resolutions providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the 6% Cumulative Convertible Preferred Stock, Series 1 without par value, of the Corporation.

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation create an issue of Preferred Stock and by these resolutions, and that pursuant to the authority conferred upon this Committee by the Board of Directors, the terms and provisions of the Preferred Stock shall include the following:

1.   Designation and Rank:

         (a) 6% Cumulative Convertible Preferred Stock, Series 1 and the number of shares constituting such series shall be 740,000. Series 1 Stock shall be without par value but shall have a stated value of fifty dollars per share.

         (b) The Series 1 Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other class or series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock") (ii) pari passu with any other class of series of preferred stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock") and (iii) prior to any other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, the National City Common, par value $4.00 per share ("Common Stock") of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock, are collectively referred to herein as the "Junior Securities").

2.   Dividend Rights:

         (a) The holders of shares of Series 1 Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance (the "Issue Date"), at the annual rate of 6.00% per annum, and no more, computed on the stated value of $50.00 for each share. Dividends shall be payable, when and as declared by the Board of Directors, quarterly on April 1, July 1, October 1, and January 1 of each year (each quarterly period ending on each such date being hereinafter referred to as a "Dividend Period"), commencing April 1, 1998. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of Directors of the Corporation. Dividends payable on the Series 1 Stock (i) for any period other than a full Dividend Period shall be computed based upon the actual number of days elapsed up to but not including the dividend payment date divided by 365, and (ii) for each full Dividend Period shall be computed by dividing the annual dividend rate by four.

        (b) Holders of shares of the Series 1 Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

        (c) Unless full cumulative dividends on all outstanding shares of the Series 1 Stock shall have been paid or declared and set aside for payment for all past Dividend Periods, no dividend (other than a dividend in Common Stock or in any Junior Securities) shall be declared upon the Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation except for any redemption, purchase or acquisition relating to a conversion of or exchange for such Junior Securities.

3. Liquidation Preferences:

        (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series 1 Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $50.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any Junior Securities. After payment of such liquidating distributions, the holders of shares of Series 1 Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

        (b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series 1 Stock and any other Parity Preferred Stock, the holders of Series 1 Stock and the holders of such Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective amounts to which they are entitled.

        (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this section 3.

4. Redemption:

     (a) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, if necessary, the Corporation, at its option, may redeem any or all shares of Series 1 Stock, at any time or from time to time, on or after April 1, 2002 at a redemption price of $50.00 per share, plus an amount equal to accrued and unpaid dividends thereon to but not including the date of redemption (the "Redemption Price").

     (b) If less than all the outstanding shares of Series 1 Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable.

     (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series 1 Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state (i) the date fixed for redemption, (ii) the Redemption Price, (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date, (iv) the then effective Conversion Ratio (as defined in section 5 below) and the place where certificates for such shares may be surrendered for conversion, (v) the number of shares of Series 1 Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder, (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, then, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Ohio or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series 1 Stock), then, notwithstanding the fact that any certificates for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right of the holders thereof to convert such shares in accordance with the provisions of section 5 below at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificates representing such shares). Any funds so deposited with such bank or trust company in respect of shares of Series 1 Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

         (e) Any provision of this section 4 to the contrary notwithstanding, in the event that any dividends payable on the Series 1 Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment the Corporation shall not redeem any shares of Series 1 Stock unless all outstanding shares of Series 1 Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series 1 Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series 1 Stock for the purchase of all outstanding shares thereof.

5.   Conversion Rights:

         The holders of shares of Series 1 Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

         (a) Each share of Series 1 Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion ratio of
1.51455 shares of Common Stock for each share of Series 1 Stock (the
"Conversion Ratio"). The Conversion Ratio shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series 1 Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series 1 Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

         (b) In order to convert shares of Series 1 Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series 1 Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series 1 Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series 1 Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series 1 Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series 1 Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

         (c) In the case of any share of Series 1 Stock which is converted after any record date with respect to the payment of a dividend on the Series 1 Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series 1 Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series 1 Stock which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series 1 Stock being surrendered for conversion. The dividend with respect to a share of Series 1 Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of

Series 1 Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series 1 Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series 1 Stock for conversion. Except as provided in this subsection (c), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series 1 Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

         (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series 1 Stock. If the conversion of any shares of Series 1 Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the Current Market Price of the Common Stock (as defined below), on the date on which the shares of Series 1 Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

         (e) The Conversion Ratio shall be adjusted from time to time after the Issue Date, as follows:

             (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Ratio in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

             (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Ratio in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

             (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (A) any rights or warrants referred to in clause (ii) above, (B) any dividend or distribution paid in cash out of the retained earnings of the Corporation, and (C) any dividend or distribution referred to in clause (i) above), the Conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series 1 Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

               (v) For the purposes of this section 5, the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which subsection (g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) above).

               (vi) For the purposes of this section 5, (other than subsection
     (a)), the Current Market Price of the Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price on the NYSE, or, if the Common Stock is no longer listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed on the NYSE or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

             (vii) Not withstanding the foregoing, no adjustment in the Conversion Ratio for the Series 1 Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such ratio; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 5 shall be made to the nearest cent or to the nearest one-ten thousandth of a share (0.0001), as the case may be.

         (f) Whenever the Conversion Ratio shall be adjusted as herein provided
(i) the Corporation shall forthwith make available at the office of the transfer agent for the Series 1 Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series 1 Stock a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio.

         (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series 1 Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series 1 Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this subsection (g) shall similarly apply to successive consolidations, mergers, sales or exchanges.

         (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series 1 Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series 1 Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

         (i) The Corporation may (but shall not be required to) make such increases and reductions in the Conversion Ratio, in addition to those required by clauses (i) through (iv) of subsection (e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series 1 Stock then outstanding.

         (k) In the event that:

             (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings, or

             (ii) The Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or

             (iii) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entity to another corporation occurs, or

             (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs,

the Corporation shall cause to be mailed to the holders of record of Series 1 Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (B) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

6.      Voting Rights:

         Other than as required by applicable law or to the extent otherwise provided in this Section 6, the holders of Series 1 Stock shall not have any voting rights.

         (a) The holders of shares of Series 1 Stock shall have the right, voting separately, to elect that number of additional members of the Board of Directors as equals the number of classes of Common Directors if the Corporation shall fail to pay any dividend payable on the shares of Series 1 Stock for six quarters. Such limited rights may be exercised at the next meeting of stockholders at which Directors are to be elected and which takes place more than ninety days following such failure to pay dividends as aforesaid (other than a separate meeting of the holders of another class of shares) and at each succeeding meeting of shareholders at which Directors are to be elected (other than a separate meeting of the holders of another class of shares) until payment of all dividends on shares of Series 1 Stock which are in arrears has been made or provided for, at which time the right to vote for election of Directors conferred upon the holders of shares of Series 1 Stock shall cease, the terms of the Series 1 Stock Directors shall end and they shall cease to serve. Such limited voting rights shall not limit or restrict the right of the Corporation from time to time to increase or decrease the number of Directors (other than Series 1 Stock Directors) which the Corporation shall have. The Directors elected pursuant to this provision are designated Series 1 Stock Directors.

         (b) Before any meeting at which the holders of shares of Series 1 Stock shall be entitled to vote in the election of Series 1 Directors, the number of Directors shall be deemed to have been increased by the same number as there are number of classes of Common directors so as to provide that number of additional places for the Series 1 Directorships to be filled by the votes of the holders of share of Series 1 Stock, and the Corporation's Bylaws shall be deemed to have been amended accordingly, in the same manner and to the same extent as if the Directors of the Corporation had unanimously, expressly, and specifically authorized that increase in the number of Directors at a meeting thereof duly called and held for that purpose. When the terms of the Series 1 Stock Directors shall have ended, the number of Directors shall be deemed to have been decreased by the number of Series 1 Stock Directors in order to eliminate the additional places for the Series 1 Directors and the Corporation's bylaws shall be deemed to have been amended accordingly, in the same manner as provided above.

         (c) So long as any share of Series 1 Stock is outstanding, the Corporation shall not, without the affirmative votes of the holders of at least two-thirds (2/3) of the aggregate number of shares of Series 1 Stock (i) change or repeal any of the voting rights or any of the relative rights preferences, qualification, limitations and restrictions of the holders of any shares of the Series 1 Stock then outstanding so as to affect that stock adversely with respect to any other class of capital stock then outstanding or (ii) authorize any class of stock ranking, as to voting rights or as to relative rights, preferences, qualifications, limitations and restrictions, prior to the Series 1 Stock or any Series then outstanding.

         (d) Whenever the holders of shares of Series 1 Stock have the right to vote they shall be entitled to cast one (1) vote for each duly authorized, issued and outstanding share of Series 1 Stock standing in their names on the books of the Corporation.

7. Reacquired Shares:

         Shares of Series 1 Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series and may thereafter be issued, but not as Series 1 Stock.

8. No Sinking Fund:

         Shares of Series 1 Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series 1 Stock; and be it further

         RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

         IN WITNESS WHEREOF, NATIONAL CITY CORPORATION, has caused this Certificate of Designation to be signed David A. Daberko, its Chairman and David
L. Zoeller, its Secretary, and its Corporate Seal to be hereunder affixed this 20th day of March, 1998.

                                         NATIONAL CITY CORPORATION


     [Seal]                              By:  David A. Daberko
                                            -----------------------------------
                                            David A. Daberko, Chairman & CEO


/s/ David L. Zoeller
-------------------------------
David L. Zoeller, Secretary

                             CERTIFICATE OF MERGER

                                    MERGING

                        FORT WAYNE NATIONAL CORPORATION

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION
                           -------------------------


         The undersigned, National City Corporation, being a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by its duly authorized officer, DOES HEREBY CERTIFY:

         l. CONSTITUENT CORPORATIONS. That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

                  Name                          State of Incorporation
                  ----                          ----------------------
         National City Corporation                     Delaware

         Fort Wayne National Corporation               Indiana

and National City Corporation ("National City"), a Delaware corporation, shall be the surviving corporation.

         2. APPROVAL OF AGREEMENT OF MERGER. That an Agreement and Plan of Merger (the "Agreement of Merger"), dated as of January 12, 1998, having been made by and between National City and Fort Wayne National Corporation ("FWNC"), an Indiana corporation, has been approved, adopted, certified, executed and acknowledged by National City in accordance with subsection (c) of section 252 of the General Corporation Law of the State of Delaware. The Agreement of Merger is permitted by the laws of the State of Indiana, the jurisdiction under which FWNC is organized, and the Agreement of Merger was adopted and approved pursuant to and in accordance with the laws of that jurisdiction.

         3. NAME OF SURVIVING CORPORATION. That the name of the surviving corporation of the merger shall be National City Corporation.

         4. CERTIFICATE OF INCORPORATION. That the certificate of incorporation of National City, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. That a copy of the Agreement of Merger will be furnished by surviving corporation, on request and without cost, to any stockholder of National City or any shareholder of FWNC.

         7. AUTHORIZED CAPITAL STOCK. That, as of the date hereof, the authorized capital stock of FWNC consists of 50,000,000 shares of Common Stock, without par value, 2,000,000 shares of Class A Preferred Stock, without par value, and 2,000,000 shares of Class B Preferred Stock, without par value.

         8. EFFECTIVE TIME. That the merger will be effective at 4:51 p.m., Eastern Standard Time, on March 30, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on this thirtieth day of March, 1998.


                                   National City Corporation

                                   By: /s/ David A. Daberko
                                       ----------------------------
                                       David A. Daberko, Chairman

                                   EXHIBIT D

                             CERTIFICATE OF MERGER

                                    MERGING

                        FIRST OF AMERICA BANK CORPORATION

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION
                           -------------------------

         The undersigned, National City Corporation, being a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by its duly authorized officer, DOES HEREBY CERTIFY:

         l. CONSTITUENT CORPORATIONS. That the name and state of incorporation of each of the constituent corporations to the merger is as follows:


              Name                              State of Incorporation
              ----                              ---------------------

         National City Corporation                      Delaware

         First of America Bank Corporation              Michigan

and National City Corporation ("National City"), a Delaware corporation, shall be the surviving corporation.

         2. APPROVAL OF AGREEMENT OF MERGER. That an Agreement and Plan of Merger (the "Agreement of Merger"), dated as of November 30, 1997, having been made by and between National City and First of America Bank Corporation ("FOA"), a Michigan corporation, has been approved, adopted, certified, executed and acknowledged by National City in accordance with subsection (c) of section 252 of the General Corporation Law of the State of Delaware. The Agreement of Merger is permitted by the laws of the State of Michigan, the jurisdiction under which FOA is organized, and the Agreement of Merger was adopted and approved pursuant to and in accordance with the laws of that jurisdiction.

         3. NAME OF SURVIVING CORPORATION. That the name of the surviving corporation of the merger shall be National City Corporation.

         4. CERTIFICATE OF INCORPORATION. That the certificate of incorporation of National City, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

        6. COPIES OF AGREEMENT OF MERGER. That a copy of the Agreement of Merger will be furnished by surviving corporation, on request and without cost, to any stockholder of National City or any shareholder of FOA.

         7. AUTHORIZED CAPITAL STOCK. That, as of the date hereof, the authorized capital stock of FOA consists of 200,000,000 shares of common stock, $10.00 par value per share, and 10,000,000 shares of preferred stock, without par value.

         8. EFFECTIVE TIME. That the merger will be effective at 4:51 p.m., Eastern Standard Time, on March 31, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on this thirty-first day of March, 1998.

                                     National City Corporation

                                     By: /S/ David A. Daberko
                                         -------------------------------
                                         David A Daberko, Chairman

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "FORT WAYNE NATIONAL CORPORATION", A INDIANA CORPORATION,

         WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF "NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF MARCH, A.D. 1998, AT 11 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                                        /s/ Edward J. Freel
                             [SEAL]     ----------------------------------------
                                        Edward J. Freel, Secretary of State

0784371  8100M                          AUTHENTICATION:   9000662

981121092                                         DATE:   03-30-98

                             CERTIFICATE OF MERGER

                                    MERGING

                        FORT WAYNE NATIONAL CORPORATION

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION
                           -------------------------



         The undersigned, National City Corporation, being a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by its duly authorized officer, DOES HEREBY CERTIFY:

         1. CONSTITUENT CORPORATIONS. That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

               NAME                                STATE OF INCORPORATION
               ----                                ----------------------

        National City Corporation                        Delaware

        Fort Wayne National Corporation                  Indiana

and National City Corporation ("National City"), a Delaware corporation, shall be the surviving corporation.

         2. APPROVAL OF AGREEMENT OF MERGER. That an Agreement and Plan of Merger (the "Agreement of Merger"), dated as of January 12, 1998, having been made by and between National City and Fort Wayne National Corporation ("FWNC"), an Indiana corporation, has been approved, adopted, certified, executed and acknowledged by National City in accordance with subsection (c) of section 252 of the General Corporation Law of the State of Delaware. The Agreement of Merger is permitted by the laws of the State of Indiana, the jurisdiction under which FWNC is organized, and the Agreement of Merger was adopted and approved pursuant to and in accordance with the laws of that jurisdiction.

         3. NAME OF SURVIVING CORPORATION. That the name of the surviving corporation of the merger shall be National City Corporation.

         4. CERTIFICATE OF INCORPORATION. That the certificate of incorporation of National City, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. That a copy of the Agreement of Merger will be furnished by surviving corporation, on request and without cost, to any stockholder of National City or any shareholder of FWNC.

         7. AUTHORIZED CAPITAL STOCK. That, as of the date hereof, the authorized capital stock of FWNC consists of 50,000,000 shares of Common Stock, without par value, 2,000,000 shares of Class A Preferred Stock, without par value, and 2,000,000 shares of Class B Preferred Stock, without par value.

         8. EFFECTIVE TIME. That the merger will be effective at 4:51 p.m., Eastern Standard Time, on March 30, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on this thirtieth day of March, 1998.


                                        NATIONAL CITY CORPORATION



                                        By: /s/ David A. Daberko
                                           --------------------------------
                                             David A. Daberko, Chairman

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "FIRST OF AMERICA BANK CORPORATION", A MICHIGAN CORPORATION,

        WITH AND INTO "NATIONAL CITY CORPORATION" UNDER THE NAME OF

"NATIONAL CITY CORPORATION", A CORPORATION ORGANIZED AND

EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED

AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MARCH, A.D.

1998, AT 10:30 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS.




[SEAL OF THE SECRETARY'S                 /s/ Edward J. Freel
OFFICE, STATE OF DELAWARE]             -----------------------------------
                                       Edward J. Freel, Secretary of State



                                       AUTHENTICATION:   9002876

0784371 8100M                                    DATE:   03-31-98
981123046

                             CERTIFICATE OF MERGER

                                    MERGING

                       FIRST OF AMERICA BANK CORPORATION

                                 WITH AND INTO

                           NATIONAL CITY CORPORATION
                           -------------------------


         The undersigned, National City Corporation, being a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by its duly authorized officer, DOES HEREBY CERTIFY:

         1. CONSTITUENT CORPORATIONS. That the name and state of incorporation of each of the constituent corporations to the merger is as follows:

                  Name                             State of Incorporation
                  ----                             ----------------------

         National City Corporation                       Delaware

         First of America Bank Corporation               Michigan

and National City Corporation ("National City"), a Delaware corporation, shall be the surviving corporation.

         2. APPROVAL OF AGREEMENT OF MERGER. That an Agreement and Plan of Merger (the "Agreement of Merger"), dated as of November 30, 1997, having been made by and between National City and First of America Bank Corporation ("FOA"), a Michigan corporation, has been approved, adopted, certified, executed and acknowledged by National City in accordance with subsection (c) of section 252 of the General Corporation Law of the State of Delaware. The Agreement of Merger is permitted by the laws of the State of Michigan, the jurisdiction under which FOA is organized, and the Agreement of Merger was adopted and approved pursuant to and in accordance with the laws of that jurisdiction.

         3. NAME OF SURVIVING CORPORATION. That the name of the surviving corporation of the merger shall be National City Corporation.

         4. CERTIFICATE OF INCORPORATION. That the certificate of incorporation of National City, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         5. AGREEMENT OF MERGER ON FILE. That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114.

         6. COPIES OF AGREEMENT OF MERGER. That a copy of the Agreement of Merger will be furnished by surviving corporation, on request and without cost, to any stockholder of National City or any shareholder of FOA.

         7. AUTHORIZED CAPITAL STOCK. That, as of the date hereof, the authorized capital stock of FOA consists of 200,000,000 shares of common stock, $10.00 par value per share, and 10,000,000 shares of preferred stock, without par value.

         8. EFFECTIVE TIME. That the merger will be effective at 4:51 p.m., Eastern Standard Time, on March 31, 1998.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on this thirty-first day of March, 1998.



                                       National City Corporation

                                       By: /s/ David A. Daberko
                                          ----------------------------
                                          David A. Daberko, Chairman

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL CITY CORPORATION", FILED IN

THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 1999, AT 3 O'CLOCK P.M.


        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.




[SEAL OF THE SECRETARY'S               /s/ Edward J. Freel
OFFICE, STATE OF DELAWARE]             -----------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:   9686895

                                                 DATE:   04-14-99

0784371  8100
991146527

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION

         National City Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST, that a meeting of the Directors of the Corporation was duly called and held on February 22, 1999, at which meeting of Directors a quorum was present, and at such meeting the Directors, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions setting forth a proposed Amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation, declaring its advisability, and directing that such proposed Amendment be considered at the annual meeting of stockholders to be held on April 12, 1999.

         SECOND, that a meeting of the stockholders of the Corporation was duly called and held on April 12, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting of stockholders a quorum was present, and at such meeting the stockholders, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, duly adopted an Amendment to the first paragraph of the Article Fourth of the Restated Certificate of Incorporation, so that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation reads in its entirety as follows:

         "FOURTH: The Corporation is authorized to issue a total of one billion four hundred five million (1,405,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, one billion four hundred million (1,400,000,000) shares are Common Stock, par value $4.00 per share, and five million (5,000,000) shares are Preferred Stock without par value."

         IN WITNESS WHEREOF, David A. Daberko, Chairman and Chief Executive Officer of the Corporation, acting for and on its behalf, have hereunto subscribed his name on April 13, 1999.

                                        National City Corporation


                                        By /s/ David A. Daberko
                                           ------------------------------------
                                           David A. Daberko, Chairman and
                                           Chief Executive Officer

STATE OF OHIO        )
                     )SS.
COUNTY OF CUYAHOGA   )

BEFORE ME, a Notary Public in and for said County and State, personally appeared David A. Daberko, in his capacity as Chairman and Chief Executive Officer of the above-named corporation, National City Corporation, who acknowledged that he did sign the foregoing for and on behalf of that corporation, by authority of its board of directors, that the same is the act and deed of that corporation and is the act and deed of himself personally and as such officer, and that the facts stated therein are true.

IN TESTIMONY WHEREOF, I set my hand and official seal, this 13th day of April, 1999.


                                           /s/ Carlton E. Langer
                                           ---------------------------
                                               Notary Public

                                            CARLTON E. LANGER,
                                            Notary Public - State of Ohio
                                            My commission has no expiration date
                                            Section 147.03 R.C.